UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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CUMULUS MEDIA INC.

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Cumulus Media Inc.

Annual Meeting of Stockholders
November 19, 2008

Notice of Meeting and Proxy Statement

CUMULUS MEDIA INC.
3280 Peachtree Road, N.W.
Suite 2300
Atlanta, Georgia 30305

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On November 19, 2008

To the Stockholders of Cumulus Media Inc.:

The 2008 Annual Meeting of Stockholders of Cumulus Media Inc., a Delaware corporation, sometimes referred to as “the Company,” “we” or “us,” will be held at 3280 Peachtree Road, N.W., Atlanta, Georgia 30305, in the Boardroom located on the 23rd floor, on November 19, 2008 at 9:00 a.m., local time, for the following purposes:

(1) to reelect Lewis W. Dickey, Jr. as the Class III director;

(2) to amend the Company’s Amended and Restated Certificate of Incorporation, as amended, to provide for the annual election of all members of the Board of Directors;

(3) to approve the Company’s 2008 Equity Incentive Plan;

(4) to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2008; and

(5) to transact such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

Only holders of record of shares of our Class A Common Stock or our Class C Common Stock at the close of business on October 10, 2008, are entitled to notice of, and to vote at, the annual meeting or any postponement or adjournment thereof. A list of such stockholders will be open for examination by any stockholder at the time and place of the meeting.

Holders of a majority of the outstanding shares of our Class A Common Stock and our Class C Common Stock must be present in person or by proxy in order for the meeting to be held. Therefore, we urge you to date, sign and return the accompanying proxy card in the enclosed envelope whether or not you expect to attend the annual meeting in person. If you attend the meeting and wish to vote your shares personally, you may do so by validly revoking your proxy at any time prior to the voting thereof.

Lewis W. Dickey, Jr.
Chairman, President and Chief Executive Officer

October 17, 2008

CUMULUS MEDIA INC.
3280 Peachtree Road, N.W.
Suite 2300
Atlanta, Georgia 30305

October 17, 2008

PROXY STATEMENT

GENERAL MATTERS

Date, Time and Place for the Annual Meeting

We are furnishing this proxy statement to the holders of our Class A Common Stock and our Class C Common Stock in connection with the solicitation of proxies by our Board of Directors for the annual meeting of stockholders to be held on Wednesday, November 19, 2008, at 9:00 a.m., local time, at 3280 Peachtree Road, N.W., Atlanta, Georgia 30305, in the Boardroom located on the 23rd floor, or any adjournment or postponement of that meeting. This proxy statement and the accompanying proxy card are being sent to our stockholders commencing on or about October 17, 2008.

Record Date; Quorum; Outstanding Common Stock Entitled to Vote

All holders of record of our Class A Common Stock and our Class C Common Stock at the close of business on October 10, 2008, referred to as the record date, are entitled to notice of, and to vote at, the annual meeting. The presence, in person or by proxy, of holders of a majority of the voting power represented by outstanding shares of our Class A Common Stock and our Class C Common Stock, voting together as a single class, is required to constitute a quorum for the transaction of business. Abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining a quorum. A list of stockholders of record will be available for examination at the annual meeting. As of the record date, there were 36,035,749 shares of our Class A Common Stock outstanding and 644,871 shares of our Class C Common Stock outstanding.

Voting Rights; Vote Required for Approval

Holders of our Class A Common Stock are entitled to one vote for each share of Class A Common Stock held as of the record date. Holders of our Class C Common Stock are entitled to ten votes for each share of Class C Common Stock held as of the record date. Holders of shares of our Class A Common Stock and our Class C Common Stock will vote together as a single class on the matters to be voted upon at the annual meeting. The Class III Director will be selected by a plurality of the votes cast and, as a result, abstentions, withheld votes and broker non-votes will have no effect on the outcome of the election of the Class III Director. The affirmative vote of a majority of the votes cast at the annual meeting is required to approve the amendment of the certificate of incorporation, to approve the 2008 Equity Incentive Plan, and to ratify the appointment of our independent auditors for 2008. Abstentions, which will be counted for purposes of determining shares present and entitled to vote at the meeting, will have the effect of votes against the proposals to approve the amendment of our certificate of incorporation, to approve the 2008 Equity Incentive Plan, and to ratify the appointment of independent auditors.

Voting and Revocation of Proxies

A proxy card for you to use in voting accompanies this proxy statement. Subject to the following sentence, all properly executed proxies that are received prior to, or at, the annual meeting and not revoked will be voted in the manner specified. If you execute and return a proxy card, and do not specify otherwise, the shares represented by your proxy will be voted FOR the election of the individual nominated to serve as the Class III Director, FOR the amendment of the Amended and Restated Certification of Incorporation, FOR

approval of the Company’s 2008 Equity Incentive Plan, and FOR ratification of the appointment of PricewaterhouseCoopers LLP.

If you have given a proxy pursuant to this solicitation, you may nonetheless revoke it by attending the annual meeting and voting in person. In addition, you may revoke any proxy you give at any time before the annual meeting by delivering a written statement revoking the proxy, or by delivering a duly executed proxy bearing a later date, to Richard S. Denning, Corporate Secretary, at our principal executive offices, 3280 Peachtree Road, N.W., Suite 2300, Atlanta, Georgia 30305, so that it is received prior to the annual meeting, or at the annual meeting itself. If you have executed and delivered a proxy to us, your attendance at the annual meeting will not, by itself, constitute a revocation of your proxy.

Solicitation of Proxies

We will bear the cost of the solicitation of proxies. We will solicit proxies initially by mail. Further solicitation may be made by our directors, officers and employees personally, by telephone, facsimile, e-mail or otherwise, but they will not be compensated specifically for these services. Upon request, we will reimburse brokers, dealers, banks or similar entities acting as nominees for their reasonable expenses incurred in forwarding copies of the proxy materials to the beneficial owners of the shares of common stock they hold of record.

Other Matters

Except for the votes on the proposals described in this proxy statement, no other matter is expected to come before the annual meeting. If any other business properly comes before the annual meeting, the persons named in the proxy will vote in their discretion to the extent permitted by law.

PROPOSALS YOU MAY VOTE ON

1. Election of the Class III Director

Our Board of Directors is currently comprised of five members. Pursuant to our certificate of incorporation, the Board is divided into three classes, with the terms of office of the respective classes ending in successive years. One director is currently in the class for which the term of office expires at the annual meeting.

The Class III Director, Lewis W. Dickey, Jr., has been nominated for reelection by our Board, upon the recommendation of a majority of our independent directors. Accordingly, our Board urges you to vote FOR the reelection of that nominee for Class III Director. The Class III Director will serve until the 2011 annual meeting of stockholders or until he is succeeded by another qualified director who has been elected. No other class of directors has a term that expires this year.

Detailed information about Mr. L. Dickey is provided in “Members of the Board of Directors” elsewhere in this proxy statement. Our Board has no reason to believe that the nominee will be unable to serve as director. If for any reason the nominee becomes unable to serve, the persons named in the proxy will vote for the election of such other person as our Board may recommend.

Your Board recommends a vote FOR the reelection of the nominee for Class III Director.

2. Amendment of the Certificate of Incorporation to Provide for the Annual Election of
All Members of the Board of Directors

Our Board of Directors is seeking your approval to amend our Amended and Restated Certificate of Incorporation, referred to as our certificate of incorporation, to provide for the annual election of all members of the Board of Directors. Our certificate of incorporation currently provides that our Board is divided into three classes, with the terms of office of the respective classes ending in successive years.

At our 2007 annual meeting of stockholders, our stockholders approved a stockholder proposal requesting that the Board consider eliminating the three classes of directors and replacing the classified board structure with annual elections of all directors. In connection with that proposal being presented to our stockholders for their consideration at the 2007 annual meeting, our Board stated that if the stockholders approved that proposal, then the Board would consider recommending that stockholders approve, at our 2008 annual meeting, an amendment to our certificate of incorporation to eliminate the classified board structure. Accordingly, after consideration of the various arguments for and against a classified board structure, the Board determined to propose eliminating such a structure.

Approval of the proposed amendment would eliminate the classes of directors and the current practice of three-year terms for directors. If our stockholders approve the proposed amendment, directors who have been elected to three-year terms prior to the effectiveness of the amendment (including directors elected at the 2008 annual meeting) will complete those terms. Beginning with the 2009 annual meeting, at that meeting and at the 2010 annual meeting directors whose previous terms expire will be subject to election for a one-year term expiring at the next annual meeting. Thus, beginning with the 2011 annual meeting, the entire Board will be elected annually.

The proposed amendment would delete in their entirety the first four sentences of Article XIII of our current certificate of incorporation, and insert the following in their place:

At the 2009 annual meeting of stockholders, the Directors whose terms expire at that meeting (or such directors’ successors) shall be elected to hold office for a one-year term expiring at the 2010 annual meeting of stockholders. At the 2010 annual meeting of stockholders, the directors whose terms expire at that meeting (or such directors’ successors) shall be elected to hold office for a one-year term expiring at the 2011 annual meeting of stockholders. At the 2011 annual meeting of stockholders, and each annual meeting of stockholders thereafter, all directors shall be elected to hold office for a one-year term expiring at the next annual meeting of stockholders. Directors may be re-elected any number of times. Each Director shall hold office until the election and qualification of his or her successor.

Our Board has considered the merits of the classified board structure, taking into account a variety of perspectives. The Board recognizes that a classified structure may offer several advantages, such as promoting continuity and stability, encouraging directors to take a long-term point-of-view, and reducing a company’s vulnerability to coercive takeover tactics. The Board also recognizes, however, that a classified structure may appear to reduce directors’ accountability to shareholders, since such a structure does not enable stockholders to express a view on each directors’ performance by means of an annual vote.

If the proposed amendment is adopted, it would become effective upon filing of the amendment with the Secretary of State of the State of Delaware, which we currently anticipate would occur as soon as practicable following the annual meeting.

Your Board recommends a vote FOR the amendment to our certificate of incorporation to provide for the annual election of all members of the Board of Directors.

3. Approval of the 2008 Equity Incentive Plan

The Board of Directors approved the 2008 Equity Incentive Plan, referred to as the 2008 Plan, on September 26, 2008, subject to approval by our stockholders, and urges you to vote FOR approval of the 2008 Plan. The general purpose of the 2008 Plan is to attract and retain non-employee directors, officers, key employees and consultants for us and our subsidiaries by providing such persons with incentives and rewards for superior performance.

Another fundamental purpose of the 2008 Plan is to provide us with the flexibility to undertake an exchange offer under which we would be able to restructure our existing incentive program by offering eligible employees, officers and directors a one-time opportunity to exchange eligible options issued and outstanding under our existing equity incentive plans for a combination of restricted shares and replacement stock options to be issued under the 2008 Plan. We currently envision that such an exchange offer, referred to herein as a One-Time Exchange Offer, would be designed to accomplish a number of important corporate objectives. First, by reintroducing vesting restrictions on restricted shares and replacement stock options, where today the vast majority of outstanding options are fully vested, we would expect to significantly improve the retention effects of our long-term incentives to ensure the continuity of our employees. Second, by providing long-term incentives in the form of both restricted shares and replacement stock options, we would hope to reinforce the “ownership culture” among our employees and more closely align employees’ interests with those of our stockholders. Finally, our intention would be, upon completion of such a One-Time Exchange Offer, to terminate all remaining share availability under our currently existing equity incentive plans, and not make any further awards thereunder. As a result, we would expect that such a One-Time Exchange Offer would significantly reduce overhang and decrease the potential dilution that could result from the exercise of currently outstanding or future awards of equity incentive grants.

Currently, the shares issuable upon exercise of all of our outstanding stock options plus the aggregate number of shares remaining available for awards under our current equity incentive plans represent approximately 23.0% of the total number of shares of Class A, Class B and Class C Common Stock outstanding, on a fully diluted basis. While the specific terms of such a One-Time Exchange Offer have not yet been determined, our objective would be to structure a One-Time Exchange Offer in such a manner that, after its completion and assuming all shares issuable under the 2008 Plan are also awarded, the overall overhang and potential dilution associated with our equity incentive plans would be reduced to approximately 10.0% of the total number of shares of Class A, Class B and Class C Common Stock currently outstanding, on a fully diluted basis. We believe that the ability to reduce the overall potential dilution and overhang in that manner is in the best interests of the Company.

We envision that in undertaking a One-Time Exchange Offer, only holders of outstanding options issued after December 31, 1999 would be eligible to participate. Prior to commencement of such a One-Time Exchange Offer, all eligible options would be valued using a Black-Scholes methodology, and participants who tender their eligible options would receive a package of restricted shares and replacement options such that, assuming full participation, an aggregate of approximately 6,000,000 eligible options would, based on estimated valuations, be exchanged for an aggregate pool of awards comprised of approximately 300,000 restricted shares and 1,000,000 replacement options.

We anticipate that any One-Time Exchange Offer under the 2008 Plan would be open to our named executive officers and non-employee directors, as well as all other employees holding eligible options. As of September 30, 2008, our named executive officers and non-employee directors held options to purchase approximately 4,900,000 shares, or 82% of the shares underlying the options that we anticipate would be eligible for exchange, of which Lewis W. Dickey, Jr., our Chairman, President and Chief Executive Officer, held options to purchase 1,350,000 shares, which represents 22.5% of the shares underlying the projected eligible options. We expect that our named executive officers and directors, including Mr. L. Dickey, would likely participate in a One-Time Exchange Offer and would receive their pro rata share of new equity awards that would be exchanged for outstanding eligible options.

The 2008 Plan

The following summary of the material features of the 2008 Plan is qualified in its entirety by the terms of the 2008 Plan, a copy of which is set forth as Exhibit A to this proxy statement.

Plan Highlights

The 2008 Plan authorizes our Board, or its independent Compensation Committee, to provide equity-based compensation in the form of stock options, SARs, restricted stock, RSUs, performance shares and units, and other stock-based awards for the purpose of providing our directors, officers and employees incentives and rewards for superior performance. Some of the key features of the 2008 Plan that reflect our commitment to effective management of incentive compensation are set forth below.

Plan Limits.  Total awards under the 2008 Plan are limited to 4,000,000 shares, of which not more than 3,000,000 may be issued pursuant to incentive stock options and not more than 500,000 may be granted to non-employee directors. The 2008 Plan also limits the aggregate number of stock options and SARs that may be granted to any one participant in a calendar year to 500,000 and the aggregate number of restricted shares, RSUs, or performance shares, that are intended to be “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code, or other equity-based awards under Section 10 of the 2008 Plan, that may be granted to any one participant in a calendar year to 400,000. And, under the 2008 Plan, no participant will receive an award of performance units intended to be “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code in any calendar year having a value in excess of $3,000,000.

No Liberal Recycling Provisions.  The 2008 Plan provides that only shares covering awards that expire or are forfeited or cancelled, or shares that were covered by an award the benefit of which is paid in cash instead of shares, will again be available for issuance under the 2008 Plan. The following shares will not be added back to the aggregate plan limit: (1) shares tendered in payment of the option price; (2) shares withheld by us to satisfy the tax withholding obligation; and (3) shares that are repurchased by us with option right proceeds. Further, all shares covered by a SAR, to the extent that it is exercised and settled in shares, and whether or not shares are actually issued to the participant upon exercise of the right, shall be considered issued or transferred pursuant to the 2008 Plan.

Minimum Vesting Periods.  The 2008 Plan provides that:

•	Stock options and SARs may not vest by the passage of time sooner than one-third per year over three years unless they vest sooner by virtue of retirement, death or disability of a participant or a change of control;

•	Restricted stock and RSUs may not become unrestricted by the passage of time sooner than one-third per year over three years unless restrictions lapse sooner by virtue of retirement, death or disability of a participant or a change of control;

•	The period of time within which performance objectives relating to performance shares and performance units must be achieved will be a minimum of one year, subject to earlier lapse or modification by virtue of retirement, death or disability of a participant or a change of control; and

•	Stock options, SARs, restricted stock and RSUs that vest upon the achievement of performance objectives cannot vest sooner than one year from the date of grant, but may be subject to earlier lapse or modification by virtue of retirement, death or disability of a participant or a change of control.

No Repricing.  Except for the contemplated One-Time Exchange Offer described above, repricing of options and SARs is prohibited without stockholder approval under the 2008 Plan.

Other Features.

•	The 2008 Plan also provides that no stock options or SARs will be granted with an exercise or base price less than the fair market value of our common stock on the date of grant.

•	The 2008 Plan is designed to allow awards made under the 2008 Plan to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.

•	It is intended that our Board will delegate to the Compensation Committee of the Board (consisting of only independent directors) administration of the 2008 Plan if approved. Pursuant to such delegation, the Compensation Committee will have all of the powers and authority of the Board as described herein.

In addition to providing for these key features, we believe that the 2008 Plan, including a potential One-Time Exchange Offer (which would be contemplated to involve an offer to exchange outstanding options issued under our existing plans for a combination of a lesser number of restricted shares and replacement stock options under the 2008 Plan), illustrates our commitment to appropriately managing equity-based compensation. If the 2008 Plan is approved and such a One-Time Exchange Offer is completed, we expect that the potential dilution associated with our equity incentive plans will be reduced from approximately 23.0% to 10.3% of the total number of shares of Class A, Class B and Class C Common Stock currently outstanding.

Shares Available under the 2008 Plan

The aggregate number of shares of Class A Common Stock subject to awards that may be granted under the 2008 Plan is 4,000,000, of which not more than 3,000,000 may be issued pursuant to incentive stock options and not more than 500,000 may be granted to non-employee directors. The 2008 Plan also limits the aggregate number of stock options and SARs that may be granted to any one participant in a calendar year to 500,000 and the aggregate number of restricted shares, RSUs, or performance shares, that are intended to be “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code, or other equity-based awards under Section 10 of the 2008 Plan, that may be granted to any one participant in a calendar year to 400,000. And, under the 2008 Plan, no participant will receive an award of performance units intended to be “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code in any calendar year having a value in excess of $3,000,000.

2008 Plan Participants

Under the 2008 Plan, current and prospective officers, employees, non-employee directors and consultants of the Company and its subsidiaries are eligible to participate, provided that such persons are selected by the Board to receive benefits under the 2008 Plan.

As of September 22, 2008, approximately 50 corporate-level officers and employees and non-employee directors and approximately 400 market-level officers and employees were eligible to participate in the 2008 Plan. The benefits or amounts that will be received by or allocated to the participants cannot be determined at this time, nor can the benefits or amounts that would have been received by or allocated to the participants if the 2008 Plan had been in effect for the last completed fiscal year. However, pursuant to Mr. L. Dickey’s employment agreement, he will receive annual awards of 160,000 time-vested restricted shares and 160,000 performance-based restricted shares for each year during the remainder of the term of his employment agreement. These awards are expected to be awarded from the 2008 Plan.

Type of Awards Under the 2008 Plan

The 2008 Plan permits the Board to grant nonqualified stock options and ISOs, or combinations thereof. ISOs may only be granted to participants in the 2008 Plan who meet the definition of “employees” under Federal tax law. No option grant may be exercisable more than ten years from the date of the grant. The exercise price of an option awarded under the 2008 Plan may not be less than the closing price of the Class A Common Stock on the date of grant. Options will be exercisable during the period specified in each award agreement and will be exercisable in installments pursuant to a Board-designated vesting schedule, provided that awards may not vest sooner than one-third per year over three years. The Board may also provide for acceleration of options awarded in the event of retirement, death or disability of the grantee, or a change of control, as defined by the 2008 Plan.

The 2008 Plan also permits the Board to grant stock appreciation rights, or SARs. A SAR is a right, exercisable by surrender of the related option right (if granted in tandem with option rights) or by itself (if granted as a free-standing SAR), to receive from us an amount equal to 100%, or such lesser percentage as the Board may determine, of the spread between the base price (or option price if a tandem SAR) and the value of our Class A Common Stock on the date of exercise. Any grant may specify that the amount payable on exercise of a SAR may be paid by us in cash, in shares, or in any combination thereof, and may either grant to the participant or retain in the Board the right to elect among those alternatives. SARs may not vest by the passage of time sooner than one-third per year over three years, provided that any grant may specify that such SAR may be exercised only in the event of, or earlier in the event of, the retirement, death or disability of the grantee, or a change of control. Any grant of SARs may specify performance objectives that must be achieved as a condition to exercise such rights. If the SARs provide that performance objectives must be achieved prior to exercise, such SARs may not become exercisable sooner than one year from the date of grant except in the event of the retirement, death or disability of the grantee, or a change of control.

The Board may also authorize the grant or sale of restricted stock to participants. Each such grant will constitute an immediate transfer of the ownership of the restricted shares to the participant, entitling the participant to voting, dividend and other ownership rights, but subject to substantial risk of forfeiture for a period of not less than two years (to be determined by the Board at the time of the grant) and restrictions on transfer (to be determined by the Board at the time of the grant). Any grant of restricted stock may specify performance objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such shares. If the grant of restricted stock provides that performance objectives must be achieved to result in a lapse of restrictions, the restrictions cannot lapse sooner than one year from the date of grant, but may be subject to earlier lapse or modification by virtue of the retirement, death or disability of the grantee or a change of control. The Board may also provide for the elimination of restrictions in the event of retirement, death or disability of the grantee, or a change of control.

Additionally, the 2008 Plan permits the Board to grant restricted stock units, or RSUs. A grant of RSUs constitutes an agreement by us to deliver shares of Class A Common Stock to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the restriction period as the Board may specify. During the restriction period, the participant has no right to transfer any rights under his or her award and no right to vote such RSUs, but the Board may, at the date of grant, authorize the payment of dividend equivalents on such RSUs on either a current, deferred or contingent basis, either in cash or in additional common shares. Awards of RSUs may be made without additional consideration or in consideration of a payment by such participant that is less than the market value per share at the date of grant. RSUs must be subject to a restriction period of at least three years, except that the restriction period may expire ratably during the three-year period, on an annual basis, as determined by the Board at the date of grant. Additionally, the Board may provide for a shorter restriction period in the event of the retirement, death or disability of the grantee, or a change of control. Any grant of RSUs may specify performance objectives that, if achieved, will result in termination or early termination of the restriction period applicable to such shares. If the grant of RSUs provides that performance objectives must be achieved to result in a lapse of the restriction period, the restriction period cannot lapse sooner than one year from the date of grant, but may be subject to earlier lapse or modification by virtue of the retirement, death or disability of the grantee or a change of control.

Finally, the 2008 Plan permits the Board to issue performance shares and performance units. A performance share is the equivalent of one share of Class A Common Stock and a performance unit is the equivalent of $1.00 or such other value as determined by the Board. A participant may be granted any number of performance shares or performance units, subject to the limitations set forth under “Shares Available Under the 2008 Plan” above. The participant will be given one or more performance objectives to meet within a specified period. The specified period will be a period of time not less than one year, except in the case of the retirement, death or disability of the grantee, or a change of control, if the Board shall so determine. Each grant of performance shares or performance units may specify in respect of the relevant performance objective(s) a level or levels of achievement and will set forth a formula for determining the number of performance shares or performance units that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified performance objective(s). To the extent earned, the performance shares or performance units will be paid to the participant at the time and in the manner determined by the Board. Any grant may specify that the amount payable with respect thereto may be paid by us in cash, shares or any combination thereof and may either grant to the participant or retain in the Board the right to elect among those alternatives. The grant may provide for the payment of dividend equivalents thereon in cash or in common shares on a current, deferred or contingent basis.

Awards under the 2008 Plan will be evidenced by an evidence of award containing such terms and provisions, consistent with the 2008 Plan, as the Board may approve. No grant (of any type) may be awarded under the 2008 Plan more than ten years after the date the 2008 Plan is first approved by our stockholders.

Administration of the 2008 Plan

The 2008 Plan will be administered by the Board, which may from time to time delegate all or any part of its authority under the 2008 Plan to the Compensation Committee of the Board. The interpretation and construction by the Board of any provision of the 2008 Plan and any determination of the Board pursuant to any provision of the Plan will be final and conclusive.

The Board may at any time amend the 2008 Plan, provided, however, that any amendment that must be approved by our stockholders in order to comply with applicable law or the listing qualifications of the NASDAQ Global Select Market will not be effective until such approval has been obtained.

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2007, the number of securities outstanding under our existing equity compensation plans, the weighted average exercise price of such securities and the number of securities available for grant under these plans:

			Number of Shares
	Number of Shares to be	Weighted-Average	Remaining Available for
	Issued Upon Exercise of	Exercise Price of	Future Issuance Under
	Outstanding Options,	Outstanding Options,	Equity Compensation Plans
Plan Category	Warrants and Rights	Warrants and Rights	(excluding column(a))
	(a)	(b)	(c)

Equity Compensation Plans Approved by Stockholders	7,262,812	$15.14	3,494,437
Equity Compensation Plans Not Approved by Stockholders	1,415,848	$15.21	556,401

Total	8,678,660		4,050,838

The only existing equity compensation plan not approved by our stockholders is the 2002 Stock Incentive Plan. The Board adopted the 2002 Stock Incentive Plan on March 1, 2002. The purpose of the 2002 Stock Incentive Plan is to attract and retain certain selected officers, key employees, non-employee directors and consultants whose skills and talents are important to the Company’s operations and reward them for making major contributions to the success of the Company. There is an aggregate of 2,000,000 shares of Class A Common Stock subject to the 2002 Stock Incentive Plan, all of which may be granted as incentive stock options. In addition, no one person may receive options for more than 500,000 shares of Class A Common Stock in any one calendar year.

The 2002 Stock Incentive Plan permits the Company to grant nonqualified stock options and ISOs. No options may be granted under the 2002 Stock Incentive Plan after May 3, 2012.

The Compensation Committee administers the 2002 Stock Incentive Plan. The Compensation Committee has full and exclusive power to interpret the 2002 Stock Incentive Plan and to adopt rules, regulations and guidelines for carrying out the 2002 Stock Incentive Plan as it may deem necessary or proper.

Under the 2002 Stock Incentive Plan, current and prospective employees, non-employee directors, consultants or other persons who provide services to the Company are eligible to participate. As of December 31, 2007, there were outstanding options to purchase a total of 1,415,848 shares of Class A Common Stock at exercise prices ranging from $14.03 to $19.38 per share under the 2002 Stock Incentive Plan. These options generally vest quarterly over four years, with the possible acceleration of vesting for some options if certain performance criteria are met. In addition, all options vest upon a change of control as more fully described in the 2002 Stock Incentive Plan.

Your Board recommends a vote FOR approval of the 2008 Plan.

4. Ratification of the Appointment of PricewaterhouseCoopers LLP as Independent Auditors

The Audit Committee of the Board of Directors is required by law and applicable listing standards of the NASDAQ Global Select Market to be directly responsible for the appointment, compensation, and retention of our independent auditors.

On June 17, 2008, following an extensive review and request-for-proposal process, the Audit Committee determined not to renew its engagement of KPMG LLP as the Company’s independent auditors and dismissed them as the Company’s independent auditors. The Company appointed PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2008, commencing June 17, 2008.

KPMG LLP’s audit reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2007 and 2006 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

•	KPMG LLP’s report on the Company’s consolidated financial statements as of and for the year ended December 31, 2006 contained a separate paragraph stating that “As discussed in Note 1 to the consolidated financial statements effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123R, Share Based Payment.” KPMG LLP’s report on the Company’s consolidated financial statements as of and for the year ended December 31, 2007 contained separate paragraphs stating that “As discussed in Note 1 to the consolidated financial statements, effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123R, Share Based Payment.” and “As discussed in Note 1 to the consolidated financial statements, effective January 1, 2007, the Company adopted the Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109.”

•	KPMG LLP’s reports on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2007 and 2006 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG LLP’s 2006 report indicates that the Company did not maintain effective internal control over financial reporting as of December 31, 2006 because of the effect of a material weakness, as further described below.

During the two most recent fiscal years ended December 31, 2007, and through June 23, 2008, there were no: (1) disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to KPMG LLP’s satisfaction, would have caused KPMG LLP to make reference to the subject matter of the disagreement(s) in connection with its reports, or (2) “reportable events” as defined in Regulation S-K, Item 304(a)(1)(v); except that in the Company’s annual report on Form 10-K for the year ended December 31, 2006, management concluded in its report, and KPMG LLP concurred, that the Company’s internal control over financial reporting as of December 31, 2006 was not effective as a result of a material weakness (at that time, management concluded that the Company did not maintain sufficient, adequately trained personnel in its corporate accounting function). The Company has authorized KPMG LLP to respond fully to any inquiries from PricewaterhouseCoopers LLP regarding this matter.

KPMG LLP was provided with a copy of the above disclosures and was requested to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A letter from KPMG LLP confirming such agreement was attached as Exhibit 16.1 to our current report on Form 8-K filed with the Securities and Exchange Commission on June 23, 2008.

During the Company’s two most recent fiscal years ended December 31, 2007 and through June 23, 2008, the Company did not consult with PricewaterhouseCoopers LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

The Audit Committee has selected PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2008, and urges you to vote FOR ratification of the appointment. PricewaterhouseCoopers LLP has served as our independent auditors since June 17, 2008. While stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent auditors is not required by our bylaws or otherwise, our Board is submitting the selection of PricewaterhouseCoopers LLP to our stockholders for ratification. If our stockholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting to make any statement they may desire and to respond to appropriate questions from stockholders. Representatives of KPMG LLP will not be present at the annual meeting.

Auditor Fees and Services

Audit Fees

PricewaterhouseCoopers LLP did not render professional services for the audit of our annual financial statements for the fiscal years ended December 31, 2007, or December 31, 2006.

KPMG LLP has billed us $800,000, in the aggregate, for professional services rendered to audit our annual financial statements for the fiscal year ended December 31, 2007, and to review the interim financial statements included in our quarterly reports on Form 10-Q filed during the fiscal year ended December 31, 2007. In 2007, KPMG LLP’s audit fees also included fees for professional services rendered for the audits of (1) management’s assessment of the effectiveness of our internal control over financial reporting and (2) the effectiveness of our internal control over financial reporting. For similar services rendered during the fiscal year ended December 31, 2006, KPMG LLP billed us $552,042.

Audit Related Fees

PricewaterhouseCoopers LLP did not render audit-related services for the fiscal years ended December 31, 2007, or December 31, 2006.

KPMG LLP has billed us $29,908 for acquisition-advisory services and tender offer-advisory services in 2007. For similar services during 2006, KPMG LLP billed us $25,550.

Tax Fees

PricewaterhouseCoopers LLP did not render tax consulting or return preparation services for the fiscal years ended December 31, 2007, or December 31, 2006.

KPMG LLP has billed us $187,667, in the aggregate, for tax consulting and tax return preparation services during 2007. For similar services during 2006, KPMG LLP billed us $135,225.

All Other Fees

PricewaterhouseCoopers LLP did not render other services for the fiscal years ended December 31, 2007, or December 31, 2006.

KPMG LLP has billed us $51,500 for due diligence services related to the merger and for access to its on-line research library during 2007, and $1,500 for access to its on-line research library during 2006.

Policy on Pre-Approval of Services Performed by Independent Auditors

The policy of the Audit Committee is to pre-approve all audit and permissible non-audit services to be performed by the independent auditors during the fiscal year. The Audit Committee regularly considers all non-audit fees when reviewing the independence of our independent auditors.

Your Board recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors.

INFORMATION ABOUT THE BOARD OF DIRECTORS

The Board of Directors held four regularly-scheduled meetings and one special meeting during 2007. Each director attended at least 75% of the meetings of the Board and the committees on which he served.

Our Board has reviewed the independence of each of its members and has determined that all directors (except for our Chairman, Mr. L. Dickey, who also is our President and Chief Executive Officer) are “independent,” as such term is defined under the current listing standards of the NASDAQ Global Select Market (the “NASDAQ Rules”).

It is primarily our Board’s responsibility to oversee the management of our business. To assist in carrying out this responsibility, our Board has established the two standing committees described below.

Committees of the Board

The Audit Committee.  The purposes of the Audit Committee are to assist our Board in fulfilling its oversight responsibilities with respect to: our accounting, reporting and oversight practices; our compliance with legal and regulatory requirements; our independent auditors’ qualifications and independence; and the performance of our independent auditors and our own internal audit function. The Audit Committee is responsible for overseeing our accounting and financial reporting processes and the audits of our financial statements on behalf of our Board. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent auditors (including resolution of any disagreements between our management and independent auditors regarding financial reporting), and our independent auditors report directly to the Audit Committee.

The Audit Committee met four times in 2007. The current members of the Audit Committee are Robert H. Sheridan, III (Chairman), Ralph B. Everett, and Holcombe T. Green, Jr., none of whom is an employee. Our Board has determined that each Audit Committee member is “independent,” as such term is defined under the rules of the SEC and the NASDAQ Rules applicable to audit committee members, and meets the NASDAQ Rules’ financial literacy requirements. None of the current members has participated in the preparation of the financial statements of Cumulus or its subsidiaries at any time during the past three years. Our Board has determined that Mr. Sheridan (1) is an “audit committee financial expert,” as such term is defined under the rules of the SEC, and (2) meets the NASDAQ Rules’ professional experience requirements.

The Audit Committee operates pursuant to a written charter, which complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the related rules of the SEC, and the NASDAQ Rules. A copy of our Audit Committee charter was filed as Exhibit B to our proxy statement for the 2007 annual meeting of stockholders, filed with the SEC on April 13, 2007.

The Compensation Committee.  The Compensation Committee oversees the determination of all matters relating to employee compensation and benefits and specifically reviews and approves salaries, bonuses and equity-based compensation for our executive officers. The Compensation Committee did not meet in 2007. The current members of the Compensation Committee are Eric P. Robison (Chairman) and Messrs. Sheridan and Green, each of whom is “independent,” as such term is defined under the NASDAQ Rules.

The Compensation Committee does not have a formal charter. Our Board has delegated to the Compensation Committee the following areas of responsibilities:

•	performance evaluation, compensation and development of our executive officers;

•	establishment of performance objectives under the Company’s short- and long-term incentive compensation plans and determination of the attainment of such performance objectives; and

•	oversight and administration of benefit plans.

The Compensation Committee generally consults with management in addressing executive compensation matters. The compensation of our Chief Executive Officer is largely established by his employment agreement, and the compensation of the other executive officers is determined after taking into account compensation recommendations made by the Chief Executive Officer. Our Chief Executive Officer, based on the performance evaluations of the other executive officers, recommends to the Compensation Committee compensation for those executive officers. The executive officers, including our Chief Financial Officer, also provide recommendations to the Compensation Committee from time to time regarding key business drivers included in compensation program designs, especially incentive programs, which may include defining related measures and explaining the mutual influence on or by other business drivers and the accounting and tax treatment relating to certain awards. Our Chief Financial Officer also provides regular updates to the Compensation Committee regarding current and anticipated performance outcomes and their impact on executive compensation.

The Compensation Committee has the authority to retain a compensation consultant. Accordingly, Mercer Human Resources Consulting was retained directly by the Compensation Committee to assist it in 2006. Mercer’s role was to provide expertise and data as needed by the Compensation Committee pertaining to the compensation of our Chief Executive Officer in connection with the negotiation of his amended and restated employment agreement, entered into on December 20, 2006.

Nomination Process

Our Board does not have a standing nominating committee. Due to the small size of our Board and the historically small turnover of its members, we do not currently foresee the need to establish a separate nominating committee or adopt a charter to govern the nomination process. Similarly, we do not have a formal process for identifying and evaluating nominees for director. Generally, director candidates have been first identified by evaluating the current members of our Board whose term will be expiring at the next annual meeting and who are willing to continue in service. If a member whose term is expiring no longer wishes to continue in service, or if our Board decides not to re-nominate such member, our Board would then commence a search for qualified individuals meeting the criteria discussed below. Research may also be performed to identify qualified individuals. To date, we have not engaged third parties to identify or evaluate, or assist in identifying or evaluating, potential director nominees.

In accordance with Company policy and the NASDAQ Rules, nominees for director (other than one of the Class II directors, who is nominated pursuant to certain contractual rights held by one of our stockholders) must either be (1) recommended by a majority of the independent directors for selection by our Board or (2) discussed by the full Board and approved for nomination by the affirmative vote of a majority of our Board, including the affirmative vote of a majority of the independent directors.

Historically, we have not had a formal policy with regard to the consideration of director candidates recommended by our stockholders. To date, our Board has not received any recommendations from stockholders requesting that it consider a candidate for inclusion among our Board’s slate of nominees in our proxy statement, other than pursuant to the exercise of the aforementioned contractual rights. The absence of such a policy does not mean, however, that a recommendation would not have been considered had one been received, or will not be considered, if one is received in the future. Our Board will give consideration to the circumstances in which the adoption of a formal policy would be appropriate.

Our Board evaluates all candidates based upon, among other factors, a candidate’s financial literacy, knowledge of our industry or other background relevant to our needs, status as a stakeholder, “independence” (for purposes of compliance with the rules of the SEC and the NASDAQ Rules), and willingness, ability and availability for service. Other than the foregoing, there are no stated minimum criteria for director nominees, although our Board may also consider such other factors as it may deem are in the best interests of us and our stockholders.

Our bylaws provide for stockholder nominations to our Board, subject to certain procedural requirements. To nominate a director to our Board, you must give timely notice of your nomination in writing to our Corporate Secretary, not later than 90 days prior to the anniversary date of the annual meeting of stockholders in the preceding year. All such notices must include (1) your name and address, (2) a representation that you are one of our stockholders, and will remain so through the record date for the upcoming annual meeting, (3) the class and number of shares of our common stock that you hold (beneficially and of record), and (4) a representation that you intend to appear in person or by proxy at the upcoming annual meeting to make the nomination. You must also provide information on your prospective nominee, including such person’s name, address and principal occupation or employment, a description of all arrangements or understandings between you, your prospective nominee and any other persons (to be named), the written consent of the prospective nominee, and such other information as would be required to be included in a proxy statement soliciting proxies for the election of your prospective nominee.

MEMBERS OF THE BOARD OF DIRECTORS

Class III Director Nominated for Reelection to Serve until the 2011 Annual Meeting

Lewis W. Dickey, Jr., age 46, has served as our Chairman, President and Chief Executive Officer since December 2000, and as a Director since March 1998. Mr. L. Dickey was one of our founders and initial investors, and served as our Executive Vice Chairman from March 1998 to December 2000. Mr. L. Dickey is a nationally-regarded consultant on radio strategy and the author of The Franchise-Building Radio Brands, published by the National Association of Broadcasters (the “NAB”), one of the industry’s leading texts on competition and strategy. Mr. L. Dickey also serves as a member of the NAB’s Radio Board of Directors. He holds Bachelor of Arts and Master of Arts degrees from Stanford University and a Master of Business Administration degree from Harvard University. Mr. L. Dickey is the brother of John W. Dickey, our Executive Vice President and Co-Chief Operating Officer.

Class II Directors with a Term Expiring at the 2010 Annual Meeting

Eric P. Robison, age 49, has served as one of our directors since August 1999. Mr. Robison is currently the President and CEO of Lynda.com, an Internet-based software and education training company, which he joined in February 2008, and President of IdeaTrek, a company that provides business consulting services, which he started in 2000. From 1994 to 2002, Mr. Robison worked for Vulcan Inc., the holding company that manages all personal and business interests for investor Paul G. Allen, as Vice President, Business Development, managing various projects and investigating investment opportunities. Mr. Robison currently serves as a Director of Lynda.com, Inc.

Robert H. Sheridan, III, age 45, has served as one of our directors since July 1998. Mr. Sheridan has served as a Senior Vice President and Managing Director of Banc of America Capital Investors, or BACI, the principal investment group within Bank of America Corporation since January 1998, and is a Senior Vice President and Managing Director of BA Capital, which was formerly known as NationsBanc Capital Corp. He has an economic interest in the entities comprising the general partners of BACI and BA Capital. He was a Director of NationsBank Capital Investors, the predecessor of BACI, from January 1996 to January 1998.

Pursuant to our certificate of incorporation and a voting agreement entered into by Cumulus, BA Capital (through its predecessor entity) and the holders of our Class C Common Stock, such stockholders have the right, voting as a single class, to elect one director to our Board, referred to as the Class C Director, and such stockholders are obligated to elect a person designated by BA Capital to serve as such director. The rights and obligations under the voting agreement shall continue until such time that BA Capital, together with its affiliates, no longer own at least 50% of the number of shares of our common stock as BA Capital held on June 30, 1998. At such time, the term of the Class C Director, and the right of the holders of our Class C Common Stock to elect the Class C Director, shall terminate. Mr. Sheridan has served as BA Capital’s designee for such position since July 1998.

Class I Directors with a Term Expiring at the 2009 Annual Meeting

Ralph B. Everett, age 56, has served as one of our directors since July 1998. Since January 2007, Mr. Everett has served as the President and Chief Executive Officer of the Joint Center for Political and Economic Studies, a national, nonprofit research and public policy institution located in Washington, D.C. Prior to 2007, Mr. Everett had been a partner with the Washington, D.C. office of the law firm of Paul, Hastings, Janofsky & Walker LLP, where he headed the firm’s Federal Legislative Practice Group. In 1998, Mr. Everett was appointed by President Clinton as United States Ambassador to the 1998 International Telecommunication Union Plenipotentiary Conference. He is a director and a member of the Investment

Committee of Shenandoah Life Insurance Company. He is also a member of the Board of Visitors of Duke University Law School.

Holcombe T. Green, Jr., age 68, has served as one of our directors since May 2001. Mr. Green is currently a private investor. He served as the Chairman and Chief Executive Officer of WestPoint Stevens, Inc. from 1992 to 2003. Mr. Green is also the founder and principal of Green Capital Investors, L.P., a private investment partnership, and certain other affiliated partnerships.

STOCKHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS

Any matter intended for our Board, or for any individual member or members of our Board, should be directed to Richard S. Denning, Corporate Secretary, at our principal executive offices, with a request to forward the same to the intended recipient. In the alternative, stockholders may direct correspondence to our Board to the attention of the chairman of the Audit Committee of the Board, in care of Richard S. Denning, Corporate Secretary, at our principal executive offices. All such communications will be forwarded unopened.

We do not have a formal policy regarding attendance by directors at our annual meetings, but we encourage all incumbent directors, as well as all nominees for election as director, to attend the annual meeting. All incumbent directors and nominees attended last year’s annual meeting of stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists information concerning the beneficial ownership of our common stock as of September 22, 2008 (unless otherwise noted) by (1) each of our directors and each of our other executive officers who were employed as of December 31, 2007, (2) all of our directors and executive officers as a group, and (3) each person known to us to own beneficially more than 5% of any class of our common stock.

	Class A Common		Class B Common		Class C Common
	Stock(1)		Stock(1)		Stock(1)(2)		Percentage
	Number of		Number of		Number of		of Voting
Name of Stockholder	Shares	Percentage	Shares	Percentage	Shares	Percentage	Control

Banc of America Capital Investors SBIC, L.P.(3)	821,568	2.3%	4,959,916	85.4%	—	—	1.9%
BA Capital Company, L.P.(3)	945,250	2.6%	849,275	14.6%	—	—	2.2%
Lewis W. Dickey, Sr.(4)	5,624,807	15.6%	—	—	—	—	13.2%
Reed Conner & Birdwell, LLC(5)	4,205,275	11.7%	—	—	—	—	9.9%
Dimensional Fund Advisors LP(6)	3,366,318	9.3%	—	—	—	—	7.9%
Cyrus Capital Partners, L.P.(7)	2,726,463	7.6%	—	—	—	—	6.4%
Maverick Capital, Ltd.(8)	2,520,170	7.0%	—	—	—	—	5.9%
Hawkeye Capital Master(9)	2,449,153	6.8%	—	—	—	—	5.8%
Wallace R. Weitz & Company(10)	2,177,218	6.0%	—	—	—	—	5.1%
Lewis W. Dickey, Jr.(11)	3,721,052	9.9%	—	—	1,144,871	100%	31.0%
John W. Dickey(12)	3,020,635	8.1%	—	—	—	—	6.9%
Martin R. Gausvik(13)	1,140,515	3.1%	—	—	—	—	2.6%
Jon G. Pinch(14)	523,502	1.4%	—	—	—	—	1.2%
Robert H. Sheridan, III(15)	183,500	*	—	—	—	—	*
Ralph B. Everett(16)	227,812	*	—	—	—	—	*
Eric P. Robison(16)	270,905	*	—	—	—	—	*
Holcombe T. Green, Jr.(16)	186,312	*	—	—	—	—	*
All directors and executive officers as a group (8 persons)	9,274,233	22.7%	—	—	1,144,871	100%	39.6%

*	Indicates less than one percent.

(1)	Except upon the occurrence of certain events, holders of Class B Common Stock are not entitled to vote, whereas each share of Class A Common Stock entitles its holder to one vote and, subject to certain exceptions, each share of Class C Common Stock entitles its holders to ten votes. The Class B Common Stock is convertible at any time, or from time to time, at the option of the holder of the Class B Common Stock (provided that the prior consent of any governmental authority required to make the conversion lawful has been obtained) without cost to such holder (except any transfer taxes that may be payable if certificates are to be issued in a name other than that in which the certificate surrendered is registered), into Class A Common Stock or Class C Common Stock on a share-for-share basis; provided that our Board has determined that the holder of Class A Common Stock at the time of conversion would not disqualify us under, or violate, any rules and regulations of the FCC.

(2)	Subject to certain exceptions, each share of Class C Common Stock entitles its holders to ten votes. The Class C Common Stock is convertible at any time, or from time to time, at the option of the holder of the Class C Common Stock (provided that the prior consent of any governmental authority required to make such conversion lawful has been obtained) without cost to such holder (except any transfer taxes that may be payable if certificates are to be issued in a name other than that in which the certificate surrendered is registered), into Class A Common Stock on a share-for-share basis; provided that our Board has determined that the holder of Class A Common Stock at the time of conversion would not disqualify us under, or violate, any rules and regulations of the FCC. In the event of the death of Mr. L. Dickey or in the event he becomes disabled and, as a result, terminates his employment with us, each share of Class C Common Stock held by him, or any party related to or affiliated with him, will be automatically be converted into one share of Class A Common Stock.

(3)	The address of BA Capital Company, L.P. and Banc of America Capital Investors, SBIC, L.P. is 100 North Tryon Street, Floor 25, Bank of America Corporate Center, Charlotte, North Carolina 28255. Includes options to purchase 105,000 shares of Class A Common Stock granted to BA Capital Company, L.P. in connection with its designation of a member to serve on our Board and exercisable within 60 days. This information is based in part on a Schedule 13 D/A filed on July 23, 2007 and in part on a Form 4 filed on May 28, 2008.

(4)	Represents (i) direct ownership of 884,000 shares of Class A Common Stock; and (ii) indirect beneficial ownership of 4,470,807 shares of Class A Common Stock registered in the name of the Lewis W. Dickey, Sr. Revocable Trust, by virtue of his position as trustee. Does not include 3,721,052 shares of Class A Common Stock and 1,144,871 shares of Class C Common Stock that are owned by his son, Lewis W. Dickey, Jr. (see footnote 11) and that are reported on a Schedule 13D jointly filed by Mr. L. Dickey, Sr. and Mr. L. Dickey, Jr. Mr. L. Dickey, Sr. disclaims beneficial ownership of all of the shares owned or controlled by Mr. L. Dickey, Jr. The address of Lewis W. Dickey Sr. and the Lewis W. Dickey, Sr. Revocable Trust is 11304 Old Harbor Road, North Palm Beach, Florida 33408. The information for Mr. L. Dickey, Sr. and the Lewis W. Dickey, Sr. Revocable Trust is based on a Form 4/A filed on September 11, 2008.

(5)	The address of Reed Conner & Birdwell, LLC is 11111 Santa Monica Blvd., Suite 1700, Los Angeles, California 90025. This information is based on a Schedule 13G/A filed on August 6, 2007.

(6)	The address of Dimensional Fund Advisors LP is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401. Dimension Fund Advisors LP was formerly Dimension Fund Advisors Inc. This information is based on a Schedule 13G/A filed on February 6, 2008.

(7)	The address of Cyrus Capital Partners, L.P. is 390 Park Avenue, 21st Floor, New York, New York 10022. This information is based on a Schedule 13G filed on January 28, 2008.

(8)	The address of Maverick Capital is 300 Crescent Court, 18th Floor, Dallas, Texas 75201. This information is based on a Schedule 13G filed on February 14, 2008.

(9)	The address of Hawkeye Capital Master is One Capital Place, P.O. Box 897GT, Georgetown, Grand Cayman E9 475. This information is based on a Schedule 13G filed on February 14, 2008.

(10)	The address of Wallace R. Weitz & Company is 1125 South 103rd Street, Suite 600, Omaha, Nebraska 68124. This information is based on a Schedule 13G filed on January 11, 2008.

(11)	Represents (i) direct ownership by Mr. L. Dickey, Jr. of 2,331,052 shares of Class A Common Stock and 644,871 shares of Class C Common Stock; (ii) indirect beneficial ownership of 10,000 shares of Class A Common Stock registered in the name of DBBC, LLC, by virtue and his controlling interest in that entity; and (iii) options to purchase 1,380,000 shares of Class A Common Stock and 500,000 shares of Class C Common Stock exercisable within 60 days. Does not include 5,624,807 shares of Class A Common Stock beneficially owned by his father, Lewis W. Dickey, Sr. (see footnote 4) and that are reported on a Schedule 13D jointly filed by Mr. L. Dickey, Sr. and Mr. L. Dickey, Jr. Mr. L. Dickey, Jr. disclaims beneficial ownership of all of the shares held by DBBC, LLC except to the extent of his pecuniary interest therein, and disclaims beneficial ownership of all of the shares owned or controlled by Mr. L. Dickey, Sr. As of September 22, 2008, Mr. L. Dickey, Jr. has pledged all of his directly held shares of our common stock to secure certain loans made to him.

(12)	Represents beneficial ownership attributable to Mr. J. Dickey as a result of his direct ownership of 1,794,281 shares of Class A Common Stock and options to purchase 1,226,354 shares of Class A Common Stock exercisable within 60 days. As of September 22, 2008, Mr. J. Dickey has pledged all of his directly held shares of our common stock to secure certain loans made to him.

(13)	Represents beneficial ownership attributable to Mr. Gausvik as a result of his direct ownership of 90,071 shares of Class A Common Stock and options to purchase 1,050,000 shares of Class A Common Stock exercisable within 60 days, as well as 444 shares owned by his daughter, an employee of the Company.

(14)	Represents beneficial ownership attributable to Mr. Pinch as a result of his direct ownership of 125,125 shares of Class A Common Stock and options to purchase 398,377 shares of Class A Common Stock exercisable within 60 days.

(15)	Represents options to purchase 177,500 shares of Class A Common Stock exercisable within 60 days granted to Mr. Sheridan. Does not reflect any shares owned by BACI or by BA Capital. Mr. Sheridan is a Senior Vice President and Managing Director of each of BACI and BA Capital and a Managing Director of Bank of America Capital Investors, one of the principal investment groups within Bank of America Corporation. He has an economic interest in the entities comprising the general partners of BACI and BA Capital. As BA Capital’s designee to our Board, Mr. Sheridan disclaims beneficial ownership of the options except to the extent of his pecuniary interest therein.

(16)	Includes options to purchase 220,312 shares of Class A Common Stock exercisable within 60 days granted to Mr. Everett, 262,405 shares of Class A Common Stock exercisable within 60 days granted to Mr. Robison and 180,312 shares of Class A Common Stock exercisable within 60 days granted to Mr. Green.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, our directors and executive officers, and any persons who beneficially own more than 10% of our common stock, are required to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (“SEC”). Based upon our review of copies of such reports for our 2007 fiscal year and written representations from our directors and executive officers, we believe that our directors and executive officers, and beneficial owners of more than 10% of our common stock, have complied with all applicable filing requirements for our 2007 fiscal year, except as follows: Mr. L. Dickey filed a late report regarding shares withheld for tax purposes in connection with his deferred share award on December 20, 2007, and Messrs. Gausvik, Pinch and J. Dickey each filed a late report regarding shares withheld for tax purposes in connection with the vesting, on three dates during 2007, of portions of prior awards of restricted shares.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This compensation discussion and analysis provides an overview of our compensation objectives and policies, the elements of compensation that we provide to our top executive officers, and the material factors that we considered in making the decisions to pay such compensation. Following this analysis, we have provided a series of tables containing specific information about the compensation earned or paid in 2007 to the following individuals, whom we refer to as our named executive officers:

•	Lewis W. Dickey, Jr., our Chairman, President and Chief Executive Officer;

•	Martin R. Gausvik, our Executive Vice President, Treasurer and Chief Financial Officer;

•	Jon G. Pinch, our Executive Vice President and Co-Chief Operating Officer; and

•	John W. Dickey, our Executive Vice President and Co-Chief Operating Officer.

The discussion below is intended to help you understand the information provided in those tables and put that information in context within our overall compensation program.

Executive Compensation Program Objectives

Our executive compensation program has three primary and related objectives:

•	to provide a total compensation package that allows us to compete effectively in attracting, rewarding and retaining executive leadership talent,

•	to reward executives for meaningful performance that contributes to enhanced long-term stockholder value and our general long-term financial health, and

•	to align the interests of our executives with those of our stockholders.

In accordance with these goals, we provide a significant portion of each executive’s compensation in the form of at-risk incentive awards that measure individual performance and our success as a company in achieving our business strategy and objectives. With respect to our performance, we focus primarily on the performance and results of our stations, as measured by station operating income, which is a financial measure that isolates the amount of income generated solely by our stations and assists our management in evaluating the earnings potential of our station portfolio, and the cash flow generated by our business.

Our compensation program is implemented by the Compensation Committee of our Board. Information about the Compensation Committee and its composition, responsibilities and operations can be found in “— Committees of the Board — The Compensation Committee.”

Compensation Program Elements and their Purpose

Our executive compensation program consists primarily of the following integrated components: base salary, annual incentive awards, and long-term incentive opportunities. The program also contains elements relating to retirement, severance, and other employee benefits.

Base salary.  Base salary is the fixed portion of an executive’s annual compensation and is intended to recognize fundamental market value for the skills and experience of the individual relative to the responsibilities of his position with us. Changes to base salary are intended to reflect, among other things, the executive’s performance as indicated through functional progress, career and skill development, and mastery of position competency requirements. Base salary is the foundational element of the total compensation package to which most other elements relate.

Annual incentive.  Unlike base salary, which is fixed, annual incentive compensation is intended to vary as a direct reflection of company and individual performance over a twelve-month period. The incentive opportunity is expressed as a percent of base salary and is paid in the form of a cash bonus.

Long-term incentives.  Long-term incentives, which have been made in the form of grants of options exercisable for our common stock or awards of restricted shares of our common stock, are granted with the intent to reward performance over a multi-year period with clear links to performance criteria and long-term stockholder value. For Mr. L. Dickey, the incentive opportunity through May 2013 has been set pursuant to the terms of his current employment agreement, which took effect on December 20, 2006, and was designed to maintain a desired balance between short- and long-term compensation over the term of the agreement, as discussed further below. The incentive opportunity for our other named executive officers, determined on an annual basis by the Compensation Committee, is designed to maintain a similar balance. The realized compensation from these incentives will vary as a reflection of stock price or other financial performance over time. For 2007, we used awards of restricted stock exclusively to deliver long-term incentive opportunity to our named executive officers.

Employee retirement/health and welfare benefit plans.  These benefits are intended to provide competitive levels of medical, retirement and income protection, such as life and disability insurance coverage, for the executives and their families. Our executives generally participate in the same programs pertaining to medical coverage (active employee and retiree), life insurance, disability, and retirement offered to all of our eligible employees. In addition, our executives participate in an executive life insurance program. We believe that our benefits and retirement programs are comparable to those offered by the companies in our industry and, as a result, are needed to ensure that our executive compensation remains competitive.

Severance and other termination payments.  Each named executive officer is party to an employment agreement under which he may receive severance benefits upon his termination of employment in various circumstances, including following a change of control. The severance-related agreements available to the named executive officers are described in more detail under “— Potential Payments upon Termination or Change of Control.” We believe that our severance arrangements, including the amount of the severance benefit, are comparable to those offered by the companies in our peer groups and, as a result, are needed to ensure that our executive compensation remains competitive.

Executive perquisites.  We provide a car allowance to each of our named executive officers. We do not provide perquisites such as financial planning or country club memberships.

Determining the Amount of Each Element

Base salary.  We are party to employment agreements with each of our named executive officers. Each of these agreements provides for a contractual level of base salary. The agreements with Messrs. Gausvik, Pinch and J. Dickey provide for discretionary annual increases within certain parameters, and the Compensation Committee seeks to set base salaries at levels that we and the executive deem fair, given the executive’s responsibilities and individual performance.

Annual incentive.  Like base salary, the parameters of the cash bonus also are set forth in the employment agreements with each of the named executive officers, and are based on achievement of annual performance goals established by the Compensation Committee. Within those parameters, however, the Compensation Committee maintains a level of discretion and flexibility. The decision to increase or decrease cash bonuses from year to year is generally based on a variety of factors the Compensation Committee deems appropriate, including our overall performance, the executive’s individual performance, the business environment over the course of the prior year, and any extraordinary accomplishments during the prior year. These factors are discussed more thoroughly under “— Long-term incentives,” immediately below. We believe this flexibility, coupled with a history of appropriately rewarding performance, provide an effective incentive for the continued superior performance of our executives.

Long-term incentives.  In connection with determining the equity incentive compensation for each of our named executive officers in 2007, the Compensation Committee considered a number of factors, including:

•	Year-over-year performance. Our 2007 same-station station operating income decreased 2.1% from that in 2006. The Compensation Committee feels that station operating income is an appropriate measure of our performance, as it isolates the amount of income generated solely by our stations and assists our management in evaluating the earnings potential of our station portfolio. Our management has observed that station operating income is commonly employed by firms that provide appraisal services to the broadcasting industry in valuing radio stations. Further, in each of the more than 140 radio station acquisitions we have completed since our inception, we have used station operating income as the primary metric to evaluate and negotiate the purchase price to be paid. Given its relevance to the estimated value of a radio station, we believe, and our experience indicates, that investors consider the measure to be extremely useful in order to determine the value of our portfolio of stations. We believe that station operating income is the most commonly used financial measure employed by the investment community to compare the performance of radio station operators.

•	Performance relative to our peers in the industry. Although our 2007 results were generally lower than our results for 2006, the Compensation Committee also examined our results as compared to similarly situated competitors in our industry, noting that on a relative basis, our operating performance was stronger than several of our competitors.

•	Cumulus Media Partners. When setting compensation levels for 2007, the Compensation Committee gave considerable weight to the additional responsibilities assumed by our named executive officers in managing Cumulus Media Partners, LLC (“CMP”), a private partnership created by Cumulus and affiliates of Bain Capital Partners LLC, The Blackstone Group and Thomas H. Lee Partners, L.P. The Compensation Committee recognizes, and in making compensation decisions took into account, the fact that our named executive officers now manage an enterprise that has nearly doubled in size as a result of the CMP partnership, based on station operating income. We expect that future compensation determinations, especially over the next several years, will continue to reflect the increased responsibilities of our named executive officers relating to CMP.

As noted earlier, for 2007 we used awards of restricted stock to deliver long-term incentives. These awards generally are designed to vest over four years (half of Mr. L. Dickey’s awards are contingent on meeting a performance goal as well, described below). The purpose of these awards is to focus the executives on total stockholder return, with a substantial risk of forfeiture in the first four years, and to provide retention value during the service period. In addition, because the per share grant date value of restricted shares is effectively greater than the per share grant date value of stock options, fewer shares are awarded compared to stock options. The Compensation Committee believes that these awards provide significant performance incentive and retention value while aligning the applicable compensation with stockholder interests.

The realized compensation value from long-term incentives is ultimately determined by our stock price performance over the term of the awards and the executive’s decision as to when to sell shares.

The decision to rely solely on awards of restricted stock (as opposed to stock options, other forms of equity, or cash) as long-term incentive compensation was determined based upon industry trends in equity compensation, by balancing factors that included the cost of equity awards and projected impact on stockholder dilution, and as a result of our adoption of SFAS No. 123R, Share Based Compensation, which requires the measurement and recognition of compensation expense for all share-based awards to employees and directors based on estimated fair values.

Compensation of the Chief Executive Officer.  Mr. L. Dickey is compensated per the terms of his Employment Agreement, which was entered into on December 20, 2006. See “— Employment Agreements.”

Allocating Between Long-term and Annual Compensation

We seek to maintain an executive compensation program that is balanced in terms of each element of pay relative to competitive practices, with the incentive emphasis placed on long-term results. The overall program is intended to balance business objectives for executive pay for performance, retention, competitive market practices and stockholder interests. Based on the fair value of equity awards granted to named executive officers in 2007 (other than the one-time grant of deferred shares awarded to Mr. L. Dickey as inducement to enter into his employment agreement) and the 2007 base salary of the named executive officers, approximately 67.2% of the annual total direct compensation target opportunity was subject to performance risk for named executive officers through the annual and long-term incentive plans. Annual cash-incentive awards, which constitute short-term incentives, accounted for approximately 14.3% of annual target compensation for the named executive officers. Long-term incentive awards made up approximately 52.9% of the annual target compensation mix for the named executive officers. The Compensation Committee developed target total direct compensation and these relative divisions between short- and long-term incentives for 2007 based upon its own analysis of general compensation practices at similar companies.

When Long-term Grants are Made

The Compensation Committee typically grants long-term incentive awards annually at a regularly-scheduled meeting of our Board, usually in the first or second quarter of the fiscal year. The meeting date is scheduled well in advance and without regard to potential stock price movement. On February 8, 2008, the Compensation Committee awarded Mr. L. Dickey a grant of restricted shares, pursuant to the terms of his employment agreement. On May 23, 2008, the Compensation Committee awarded J. Dickey, M. Gausvik and J. Pinch grants of restricted shares.

The Role of Executive Officers in Determining Executive Compensation

Our Chief Executive Officer develops recommendations regarding executive compensation, including proposals relative to compensation for individual executive officers, using internal and external resources. These resources include such things as compensation surveys, external data and reports from consultants and data, reports and recommendations from internal staff. Recommendations from our Chief Executive Officer include and consider all aspects of the compensation program — philosophy, design, compliance and competitive strategy — as well as specific actions regarding individual executive officer compensation. The Compensation Committee reviews these recommendations, and decides whether to accept, reject, or revise the proposals.

Our Chief Executive Officer and our Chief Financial Officer assist the Compensation Committee in understanding key business drivers included in program designs, especially incentive programs. This may include defining related measures and explaining the mutual influence on or by other business drivers and the accounting and tax treatment relating to certain awards. Our Chief Executive Officer also provides regular updates to the Compensation Committee regarding current and anticipated performance outcomes and their impact on executive compensation.

Our general counsel, with the assistance of our outside counsel, ensures that appropriate plan documentation and approvals are received in order to keep executive pay programs in compliance with applicable laws and stock exchange listing requirements. Our general counsel and outside counsel also advise the Compensation Committee and our Board regarding compliance with appropriate governance standards and requirements.

Discretion to Modify Awards

As previously noted, annual incentive awards are based on our performance and that of each individual executive officer over the most recently completed fiscal year. The Compensation Committee reserves the right to adjust individual goals during the course of the year in order to reflect changes in our business.

Under our equity incentive plans, the Compensation Committee has limited discretion to extend an award that would otherwise be forfeited, but not beyond the original term of the award. The Compensation Committee generally does not have the authority to unilaterally rescind an award. Each award defines the terms under which it would be forfeited according to the terms of the applicable equity incentive plan.

Impact of Restated Earnings on Previously Paid or Awarded Compensation

We have not had to restate earnings in a manner that would impact incentive award payments. If future restatements are necessary, the Compensation Committee and the Board will consider the facts and circumstances relating to the cause of the restatement, as well as the requirements under Section 304 of the

Sarbanes-Oxley Act of 2002, in determining whether any payments based upon the financial results were made unjustly and the materiality and methods for recovering such payments.

Accounting and Tax Treatment of Direct Compensation

For executives, all compensation is subject to federal, state and local taxes as ordinary income or capital gains as various tax jurisdictions provide. Section 162(m) of the U.S. tax code places a limit of $1,000,000 on the amount of compensation that we may deduct in any one year with respect to any one of our named executive officers. However, qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Compensation Committee anticipates that awards under our long-term incentive programs will continue to qualify as performance-based compensation. To maintain flexibility in compensating our executives, however, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes that such payments are appropriate. Accordingly, certain components of our executive compensation program are designed to be qualifying performance-based compensation under Section 162(m) while others are not.

With the adoption of FAS 123R, we do not expect accounting treatment of differing forms of equity awards to vary significantly and, therefore, accounting treatment is not expected to have a material effect on the selection of forms of compensation.

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on this review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee of the Board of Directors:

Eric P. Robison, Chairman
Holcombe T. Green, Jr.
Robert H. Sheridan, III

Summary Compensation Table

We have employment agreements with each of our executive officers, as described under “— Employment Agreements” below. The following table summarizes the total compensation paid or earned by each of the named executive officers for the fiscal years ended December 31, 2007, and December 31, 2006.

Based on the fair value of equity awards granted to named executive officers in 2007 (other than the one-time grant of deferred shares awarded to Mr. L. Dickey as inducement to enter into his employment agreement) and the 2007 base salary of the named executive officers, approximately 32.0% of the annual total direct compensation was base salary. Cash-incentive awards, which constitute short-term incentives, accounted for approximately 14.3% of annual target compensation and restricted share grants, which constitute long-term incentives, made up approximately 52.9% of the annual compensation mix for the named executive officers.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)
							Change in
							Pension
						Non-	Value and
						Equity	Non-
						Incentive	Qualified
						Plan	Deferred
				Stock	Option	Compen-	Compensation	All Other
		Salary	Bonus	Awards	Awards	sation	Earnings	Compensation		Total
Name and Principal Position	Year	($)	($)	($)(1)	($)	($)(2)	($)	($)		($)

Lewis W. Dickey, Jr.,	2007	$901,250	n/a	$8,560,300 (3)	$0	$700,000	n/a	$12,976	(4)	$10,174,526
Chairman, President and	2006	825,000	n/a	3,395,000 (5)	0	800,000	n/a	13,476	(6)	5,033,476
Chief Executive Officer
Martin R. Gausvik,	2007	495,000		147,600		100,000		17,519	(7)	760,119
Executive Vice President,	2006	485,100	n/a	174,300	0	175,000	n/a	18,645	(8)	853,045
Treasurer and Chief Financial Officer
Jon G. Pinch,	2007	505,000		196,800		120,000		13,687	(9)	835,487
Executive Vice President	2006	486,675	n/a	232,400	0	200,000	n/a	14,556	(10)	933,631
and Co-Chief Operating Officer
John W. Dickey,	2007	570,000		590,400		185,000		14,572	(11)	1,359,972
Executive Vice	2006	548,372	n/a	697,200	0	250,000	n/a	15,072	(12)	1,510,644
President and
Co-Chief Operating Officer

(1)	The amounts in column (e) reflect the dollar amount of awards pursuant to the 2004 Equity Incentive Plan recognized for financial statement reporting purposes for the fiscal years ended December 31, 2007 and December 31, 2006, respectively, in accordance with FAS 123R. Assumptions used in the calculation of these amounts are included in note 11 to the consolidated financial statements included in this report, as originally filed March 17, 2008.

(2)	We consider the bonuses paid in a given fiscal year as being earned in the prior fiscal year. The amounts reported in this column reflect the bonus earned in the year indicated.

(3)	Includes a one-time grant of deferred shares issued as an inducement to Mr. L. Dickey to enter into his employment agreement.

(4)	Reflects an automobile allowance of $11,500 and employer-paid life insurance premiums of $1,476.

(5)	In March 2006 Mr. L. Dickey received an award of restricted shares of our Class A Common Stock that was valued at $3,395,000, as recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123R. See note (2) above. However, on December 20, 2006, we repurchased those shares, at their then-current market value, as part of a previously disclosed share and option repurchase arrangement that was part of Mr. L. Dickey’s employment agreement that took effect in December 2006.

(6)	Reflects an automobile allowance of $12,000 and employer-paid life insurance premiums of $1,476.

(7)	Reflects an automobile allowance of $11,500, employer-paid life insurance premiums of 3,072, and a 401(k) contribution of $2,947.

(8)	Reflects an automobile allowance of $8,050, employer-paid life insurance premiums of 3,072, and a 401(k) contribution of $3,573.

(9)	Reflects an automobile allowance of $8,050, employer-paid life insurance premiums of 3,072, and a 401(k) contribution of $2,565.

(10)	Reflects an automobile allowance of $8,400, employer-paid life insurance premiums of 3,072, and a 401(k) contribution of $3,084.

(11)	Reflects an automobile allowance of $11,500 and employer-paid life insurance premiums of 3,072.

(12)	Reflects an automobile allowance of $12,000 and employer-paid life insurance premiums of 3,072.

Grants of Plan-Based Awards

The Compensation Committee approved awards of restricted common stock, pursuant to our 2004 Equity Incentive Plan, to each of our executive officers in 2007.

The grants to Messrs. Gausvik, Pinch and J. Dickey were of time-vested shares: one-half of each grant will vest on the second anniversary of the grant date, with the remainder to vest quarterly over the next eight successive calendar quarters. The grants are conditioned on the continuous employment of the grant recipients.

With regard to the grant to Mr. L. Dickey, half of the grant was of time-vested restricted shares, which will vest according to the same schedule as the grants to the other executive officers, as described above. The remaining portion of the grant was for performance-restricted shares, which will vest upon achievement of a Compensation Committee-approved target average annual Adjusted EBITDA (calculated on a same-station basis) for the three-year period ending December 31, 2009.

The table below summarizes the grants of plan-based awards to each of the named executive officers for the fiscal year ended December 31, 2007.

Estimated
			Estimated			Future		All Other	All Other
			Future			Payouts		Stock	Option
			Payouts Under			Under		Awards:	Awards:	Exercise	Grant Date
			Non-Equity			Equity		Number of	Number of	or Base	Fair
			Incentive			Incentive		Shares of	Securities	Price of	Value of
			Plan Awards			Plan Awards		Stock or	Underlying	Option	Stock and
		Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Option
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	Awards(1)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Lewis W. Dickey, Jr.,	March 1, 2007	n/a	n/a	n/a	n/a	320,000	n/a	n/a	n/a	n/a	$3,148,800
Chairman, President and Chief Executive Officer

Martin R. Gausvik,	March 1, 2007	n/a	n/a	n/a	n/a	15,000	n/a	n/a	n/a	n/a	$147,600
Executive Vice President, Treasurer and Chief Financial Officer

Jon G. Pinch,	March 1, 2007	n/a	n/a	n/a	n/a	20,000	n/a	n/a	n/a	n/a	$196,800
Executive Vice President and Co-Chief Operating Officer

John W. Dickey,	March 1, 2007	n/a	n/a	n/a	n/a	60,000	n/a	n/a	n/a	n/a	$590,400
Executive Vice President and Co-Chief Operating Officer

(1)	The amounts in column (l) reflect the dollar amount of awards pursuant to the 2004 Equity Incentive Plan recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123R. Assumptions used in the calculation of these amounts are included in note 11 to the consolidated financial statements included the Company’s Form 10-K as originally filed on March 17, 2008.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
									Equity
								Equity	Incentive
								Incentive	Plan
			Equity					Plan	Awards:
			Incentive					Awards:	Market or
			Plan					Number of	Payout
			Awards:				Market	Unearned	Value of
			Number of			Number	Value of	Shares,	Unearned
	Number of	Number of	Securities			of	Shares or	Units or	Shares,
	Securities	Securities	Underlying			Shares or	Units of	Other	Units or
	Underlying	Underlying	Unexercised	Option		Units of	Stock	Rights	Other
	Unexercised	Unexercised	Unearned	Exercise	Option	Stock That	That	That Have	Rights That
	Options (#)	Options (#)	Options	Price	Expiration	Have Not	Have Not	Not Vested	Have Not
Name	Exercisable	Unexercisable	(#)	($)	Date	Vested (#)	Vested ($)	(#)	Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Lewis W. Dickey, Jr.,	—	—	—	—	—	—	—	320,000	$2,572,800
Chairman, President and	343,750	156,250	0	$19.38	5/13/2014	—	—	—	—
Chief Executive Officer	350,000	0	0	$14.03	3/4/2013	—	—	—	—
	500,000	0	0	$14.62	3/1/2012	—	—	—	—
	30,000	0	0	$27.875	8/30/2009	—	—	—	—
	500,000	0	0	$27.875	8/30/2009	—	—	—	—
	93,815	0	0	$24.19	7/1/2008	—	—	—	—
	78,179	0	0	$21.29	7/1/2008	—	—	—	—
	93,815	0	0	$20.16	7/1/2008	—	—	—	—
	78,179	0	0	$18.52	7/1/2008	—	—	—	—
	93,815	0	0	$16.80	7/1/2008	—	—	—	—
	78,179	0	0	$16.10	7/1/2008	—	—	—	—
	484,708	0	0	$14.00	7/1/2008	—	—	—	—
Martin R. Gausvik,	—	—	—	—	—	—	—	42,500	$341,700
Executive Vice President,	68,750	31,250	0	$19.38	5/13/2014	—	—	—	—
Treasurer and Chief	150,000	0	0	$14.03	3/4/2013	—	—	—	—
Financial Officer	250,000	0	0	$16.62	3/1/2012	—	—	—	—
	250,000	0	0	$5.92	4/12/2011	—	—	—	—
	300,000	0	0	$6.4375	10/4/2010	—	—	—	—
Jon G. Pinch,	—	—	—	—	—	—	—	49,375	$396,975
Executive Vice President and Co-Chief	51,563	24,437	0	$19.38	5/13/2014	—	—	—	—
Operating Officer	100,000	0	0	$16.60	11/29/2012	—	—	—	—
	150,000	0	0	$12.90	12/3/2011	—	—	—	—
	73,377	0	0	$3.9375	12/1/2010	—	—	—	—
John W. Dickey,	—	—	—	—	—	—	—	145,001	$1,165,808
Executive Vice President and Co-Chief Operating Officer	137,500	62,500	0	$19.38	5/13/2014	—	—	—	—
	200,000	0	0	$14.03	3/4/2013	—	—	—	—
	250,000	0	0	$14.62	3/1/2012	—	—	—	—
	250,000	0	0	$5.92	4/12/2011	—	—	—	—
	250,000	0	0	$6.4375	10/2/2010	—	—	—	—
	76,354	0	0	$27.875	8/30/2009	—	—	—	—
	152,708	0	0	$14.00	7/1/2008	—	—	—	—

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)

Lewis W. Dickey, Jr.,	0	$0	685,000	$5,411,500
Chairman, President and Chief Executive Officer
Martin R. Gausvik,	0	$0	15,625	$210,614
Executive Vice President, Treasurer and Chief Financial Officer
Jon G. Pinch,	0	$0	20,833	$157,961
Executive Vice President and Co-Chief Operating Officer
John W. Dickey,	0	$0	41,667	$421,233
Executive Vice President and Co-Chief Operating Officer

Potential Payments upon Termination or Change of Control

The following analyses reflect the amount of compensation payable to each of the named executive officers in the event of termination of employment under the following scenarios: resignation for good reason, termination without cause, termination for cause, resignation without reason (voluntary resignation), termination in connection with a change of control, and termination due to death or disability. The analyses assume that the date of termination was December 31, 2007, (the last business day of fiscal year 2007) and the dollar value of any equity is calculated using a per share price of $8.04, which was the reported closing price of our Class A Common Stock on that date. In addition, the analyses assume the sale, on that date, of all restricted stock whose vesting is accelerated as a result of termination and all Class A Common Stock issuable upon exercise (and payment of the exercise price) of options whose vesting is accelerated as a result of termination and whose exercise price is less than $8.04, but not the sale of existing holdings of Class A or Class C Common Stock or Class A or Class C Common Stock issuable upon exercise of already vested options.

Upon termination or resignation for any reason, the named executive officers are entitled to any earned but unpaid base salary and bonus, as well as reimbursement of any unreimbursed business expenses and payments due under the terms of our benefit plans. Our analyses assume that all such amounts have been paid as of the date of termination and thus are not otherwise reflected.

Unless otherwise specified, all cash payments are lump-sum payments.

Lewis W. Dickey, Jr.  The following analysis describes the potential payments upon termination of employment for Lewis W. Dickey, Jr., our Chairman, President and Chief Executive Officer. Other than the accelerated vesting of certain awards of options and restricted stock awarded to Mr. L. Dickey in connection with prior employment agreements, all potential payments to Mr. L. Dickey upon termination of his employment or upon a change of control are governed by his current employment contract, described under “— Employment Agreements.”

According to Mr. L. Dickey’s current employment agreement, he would be entitled to compensation upon resignation for “good reason” termination without “cause,” or by death or disability. He would be eligible for additional compensation upon termination without cause during the six-month period preceding a change of control. According to his current employment agreement:

•	“good reason” means the assignment of duties inconsistent with Mr. L. Dickey’s position, authority, duties or responsibilities, or any adverse change in reporting responsibilities, other than isolated or insubstantial actions we take not in bad faith and that we correct;

•	“cause” means Mr. L. Dickey’s conviction of a felony, conviction of a crime involving Cumulus, willful misconduct or failure to substantially perform his duties in an way that materially adversely affects us, or willful fraud or material dishonesty; and

•	“change of control” means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets taken as a whole to any “person” or “group” of related persons (as such terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934), (ii) the adoption of a plan relating to our liquidation or dissolution, (iii) the consummation of any transaction (including, without limitation, any purchase, sale, acquisition, disposition, merger or consolidation) the result of which is that any Person or Group becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act of 1934) of more than 50% of the aggregate voting power of all classes of our capital stock having the right to elect directors under ordinary circumstances, or (iv) the first day on which a majority of the members of the Board are not Continuing Directors (as defined in the employment agreement).

Any severance payment payable to Mr. L. Dickey would be payable in four equal consecutive installments, provided that if the payment would constitute a “deferral of compensation” under Section 409A of the Internal Revenue Code of 1986, as amended, and Mr. L. Dickey were to be a “specified employee” under Section 409A, then the payment would be payable upon the earlier of 6 months from the date of termination or death. Any bonus payment payable to Mr. L. Dickey would be payable upon the final preparation of audited financial statements for the year of termination.

Mr. L. Dickey’s current employment agreement contains a confidentiality provision, an 18-month non-compete covenant, an 18-month prohibition on the solicitation of employees, customers or suppliers, and a covenant of confidentiality.

Assuming a termination had occurred on December 31, 2007, Mr. L. Dickey would have been entitled to receive:

•	for resignation for good reason or termination without cause, $2,505,081, representing a severance payment equal to two years’ base salary, plus his bonus amount for 2007, plus $2,581 (the value of 12 months’ continued coverage under the Company’s employee benefit plans);

•	for termination without cause during the six-month period preceding a change of control, $5,962,281, representing a severance payment of two years’ base salary, plus his bonus amount for 2007, plus the market value on the date of termination of a grant of 430,000 shares of Class A Common Stock (payable in a lump-sum cash payment in lieu of shares of Class A Common Stock, at our option), plus $2,581 (the value of 12 months’ continued coverage under the Company’s employee benefit plans); and

•	for termination upon death or disability, $2,103,831, representing one year’s salary continuation, plus his bonus amount for 2007, plus $2,581 (the value of 12 months’ continued coverage under the Company’s employee benefit plans) and a benefit of $500,000 under his executive life insurance policy.

Assuming Mr. L. Dickey’s employment was terminated for cause or he resigned without good reason, Mr. L. Dickey would have received no severance payments, forfeited any bonus for 2007 and, pursuant to the terms of his current employment agreement, would have been obligated to promptly pay a $5.5 million retention plan payment to us in cash.

In addition to the benefits described above, according to the terms of his then-current employment agreement, which governs certain provisions of the grants of options awarded to Mr. L. Dickey in 2004, upon resignation for good reason, all unvested options are forfeited; upon termination without cause, 50% of any unvested options will immediately vest; and upon termination within six months prior to a change of control, all unvested options will immediately vest. As of the assumed date of termination, Mr. L. Dickey had no unvested options with an exercise price less than $8.04.

Martin R. Gausvik, Jon G. Pinch and John W. Dickey.  The following analysis describes the potential payments upon termination of employment for Martin R. Gausvik, our Executive Vice President, Treasurer

and Chief Financial Officer, Jon G. Pinch, our Executive Vice President and Co-Chief Operating Officer, and John W. Dickey, our Executive Vice President and Co-Chief Operating Officer. All potential severance payments are governed by their current employment contracts, described under “— Employment Agreements.” All potential accelerated vesting of equity awards are governed by the applicable award agreements, and provide for full acceleration upon a change of control and an additional 12 months’ vesting upon termination for death or disability.

According to their respective current employment agreements, each of Messrs. Gausvik, Pinch and J. Dickey would be entitled to compensation upon resignation for “good reason,” termination without “cause” or by death or disability. They each would be eligible for additional compensation upon termination in connection with a change of control. According to their current employment agreements:

•	“good reason” means the assignment of duties materially inconsistent with their respective positions (including status, offices, titles or reporting relationships), authority, duties or responsibilities, any material adverse change in their respective reporting responsibilities, or any action by us that results in a material diminution in their respective positions, authority, duties or responsibilities, but excluding an action not taken in bad faith that we correct; (ii) any failure by us to comply in a material respect with the compensation and benefits provisions their respective employment agreements, but excluding a failure or action not taken in bad faith that we correct; or relocation of their respective job locations by more than a specified amount;

•	“cause” means the gross negligence or willful misconduct in the performance of their respective duties; commission of any felony or act of fraud or material dishonesty involving the Company that is likely to have a material adverse effect upon our business or reputation or their respective abilities to perform their duties for the Company; material breach of any agreement with us concerning noncompetition or the confidentiality of proprietary information; or any material breach of their respective fiduciary duties to the Company; and

•	“change of control” means (a) the sale or other disposition (other than by way of merger or consolidation) of all or substantially all of our assets to any person or group other than Lewis W. Dickey, Jr. or a pre-existing controlling stockholder (or their affiliates); (b) the adoption of a plan relating to our liquidation or dissolution; (c) the consummation of any transaction the result of which is that any person or group becomes the beneficial owner of more than 35% of our voting capital stock; or (d) the first day on which a majority of the members of our Board are not “continuing directors.” According to the 2004 Equity Incentive Plan and the 2002 Stock Incentive Plan, which govern the accelerated vesting of any equity incentives, “change of control” means (v) the acquisition by any person of beneficial ownership of 35% or more of the voting power of our common stock (other than any acquisition directly by or from us or an employee benefit plan or related trust we sponsor or maintain); (w) under certain circumstances, a change in a majority of the members of the Board; (x) consummation of a business combination transaction, unless, following such transaction, no person beneficially owns, directly or indirectly, 35% or more of the voting power of the entity resulting from such transaction and at least half of the members of the board of directors of the surviving entity were members of our Board at the time we agreed to the transaction; (y) approval by the stockholders of the Company of our complete liquidation or dissolution; or (z) such other event as the Board may determine by express resolution to constitute a change in control.

Any severance payment payable to Mr. Gausvik would be payable over the course of the year following the date of termination, in accordance with the regular payroll schedule then in effect. For Messrs. Pinch or J. Dickey, any such severance payment would be payable in four equal consecutive quarterly installments, with the first such payment to be made within 15 days following the date of termination.

Each of their respective current employment agreements contain a confidentiality provision, a 12-month non-compete covenant, a 12-month prohibition on the solicitation of employees, customers or suppliers, and a covenant of confidentiality.

Assuming a termination had occurred on December 31, 2007, Messrs. Gausvik, Pinch and J. Dickey would each have been entitled to receive:

•	for resignation for good reason or termination without cause, $495,000, $505,000, and $570,000, respectively, representing a severance payment equal to one year’s base salary.

•	for termination in connection with a change of control, $836,700, $901,975, and $1,735,808, respectively, representing a severance payment of one year’s base salary, plus the accelerated vesting of all of their respective, as-yet-unvested restricted shares.

•	for termination upon death or disability, $1,336,700, $1,401,975, and $2,235,808, respectively, representing one year’s salary continuation, plus an additional 12 months of vesting of their respective as-yet-unvested restricted shares, plus proceeds from their respective executive life insurance policies.

Assuming termination of employment for cause or voluntary resignation, Messrs. Gausvik, Pinch and J. Dickey would have received no severance payments and would have forfeited any bonus for 2007. In addition, upon termination for cause due to an intentional act by any of them that was adverse to us, the Board would have the right to declare all of such executive’s unvested restricted shares forfeited.

In addition to the benefits described above, according to their respective current employment agreements, upon resignation for good reason, termination without cause, death or disability, unvested options that would have vested in the 12 months after the date of termination will immediately vest, and upon termination within one year following a change of control, all unvested options will immediately vest. As of the assumed date of termination, none of Messrs. Gausvik, Pinch or J. Dickey had unvested options with an exercise price less than $8.04.

Director Compensation

We use a combination of cash and stock-based incentive combination to attract and retain qualified candidates to serve on our Board. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties as directors as well as the expertise and knowledge required. Generally, non-employee directors receive a fee of $7,500 per quarter ($30,000 annually). Additionally, each non-employee director receives an additional $2,500 per quarter ($10,000 annually) for each committee membership he holds. Each non-employee director also receives a $1,500 fee for each in-person meeting of our Board (or for each in-person meeting of a committee, if not conducted in connection with a Board meeting) and $300 for each telephonic meeting of our Board or a committee thereof. Directors who served on the Special Committee (Messrs. Everett, Green, Robison, and Sheridan) received a fee of $1,500 for each meeting attended, whether in-person or telephonically. Finally, each non-employee director receives reimbursement of out-of-pocket expenses incurred in connection with attendance at each such meeting.

					Change in
					Pension
					Value and
				Non-Equity	Nonqualified
	Fees Earned or	Stock	Option	Incentive Plan	Deferred	All Other
	Paid in Cash	Awards	Awards	Compensation	Compensation	Compensation		Total
Name(1)	($)	($)	($)(2)	($)	Earnings	($)		($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)

Ralph B. Everett	$82,600	n/a	n/a	n/a	n/a			$82,600
Holcombe T. Green, Jr.	$93,200	n/a	n/a	n/a	n/a			$93,200
Eric P. Robison	$80,500	n/a	n/a	n/a	n/a	$38,125	(2)	$118,625
Robert H. Sheridan, III	$93,200	n/a	n/a	n/a	n/a			$93,200

(1)	Lewis W. Dickey, Jr., our Chairman, President and Chief Executive Officer, is not included in this table as he is an employee and thus receives no compensation for his services as a director. The compensation Mr. L. Dickey received as an employee is shown in the Summary Compensation Table elsewhere in this proxy statement.

(2)	On May 11, 2006, we entered into an arrangement with Mr. Robison, whereby he provided us with various consulting services in connection with identifying and pursuing possible business development opportunities. The agreement was renewed for 2007, with identical terms. In consideration for such services, we agreed to pay Mr. Robison a fee of $2,500 per day for each full day of service, together with reimbursement of out-of-pocket expenses reasonably and actually incurred, provided that the aggregate compensation to be paid to Mr. Robison pursuant to this arrangement would not exceed $59,000 during fiscal year 2007.

Employment Agreements

As discussed more particularly below, we have entered into employment agreements with each of our named executive officers. Subject to certain exceptions, these employment agreements prohibit each of our named executive officers from competing with us for a specified period of time after a termination of employment.

Lewis W. Dickey, Jr., serves as our Chairman, President and Chief Executive Officer. On December 20, 2006, we entered into a Third Amended and Restated Employment agreement with Mr. L. Dickey. The agreement has an initial term through May 31, 2013, and is subject to automatic extensions of one-year terms thereafter unless terminated by advance notice by either party in accordance with the terms of the agreement. Mr. L. Dickey shall receive an initial base salary of $900,000 per year with annual increases of $40,000, subject to further merit increases as the Compensation Committee deems appropriate. Mr. L. Dickey is also eligible for an annual bonus of between 75% and 100% of his base salary upon achievement of annual performance goals set by the Compensation Committee each year.

The agreement also provides for grants of 160,000 shares of time-vested restricted Class A Common Stock and 160,000 shares of performance restricted Class A Common Stock in each fiscal year during his employment term. The time-vested restricted shares shall vest in three installments, with one-half vesting on the second anniversary of the date of grant, and one-quarter vesting on each of the third and fourth anniversaries of the date of grant, in each case contingent upon Mr. L. Dickey’s continued employment. Vesting of performance restricted shares is dependent upon achievement of Compensation Committee-approved criteria for the three-year period beginning on January 1 of the fiscal year of the date of grant, in each case contingent upon Mr. L. Dickey’s continued employment. Any performance-restricted shares that do not vest according to this schedule will be forfeited. In the event that we undergo a change of control, as defined in the agreement, then any issued but unvested portion of the restricted stock grants held by Mr. L. Dickey will become immediately and fully vested. In addition, upon such a change of control, we will issue Mr. L. Dickey a predetermined award of shares of Class A Common Stock, such number of shares decreasing by 70,000 shares upon each of the first five anniversaries of the date of the agreement (currently 360,000 shares). Mr. L. Dickey may not transfer any restricted shares, except to us, until they vest. In addition to the specified grants of restricted stock, Mr. L. Dickey remains eligible for the grant of stock options or other equity incentives as determined by the Compensation Committee.

As an inducement to entering into the agreement, the agreement provided for a signing bonus grant of 685,000 deferred shares of Class A Common Stock, issued on December 20, 2007. The agreement also provides that, should Mr. L. Dickey resign his employment or we terminate his employment, in each case other than under certain permissible circumstances, Mr. L. Dickey shall pay to the Company, in cash, a predetermined amount (such amount decreasing by $1.0 million on each of the first six anniversaries of the date of the agreement; $5.5 million currently). This payment is automatically waived upon a change of control.

As further inducement, the agreement provided for our repurchase, as of the effective date of the agreement, of all of Mr. L. Dickey’s rights and interests in and to (a) options to purchase 500,000 shares of Class A Common Stock, previously granted to him at an exercise price per share of $6.4375, options to purchase 500,000 shares of Class A Common Stock, previously granted to him at an exercise price per share of $5.92, and options to purchase 150,000 shares of Class A Common Stock, previously granted to him at an exercise price per share of $14.03, for an aggregate purchase price of $6,849,950, and (b) 500,000 shares of Class A Common Stock, previously awarded to him as restricted stock, for an aggregate purchase price of $5,275,000, each purchase price paid in a lump-sum cash payment at the time of purchase.

Mr. L. Dickey’s agreement further provides that in the event we terminate his employment without “cause,” or if he terminates his employment for “good reason” (as these terms are defined in the agreement), then we must pay an amount equal to two times his annual base salary then in effect, payable in four equal quarterly installments. We must also pay to Mr. L. Dickey a lump-sum amount equal to the sum of (A) his earned but unpaid base salary through the date of termination, (B) any earned but unpaid annual bonus for any completed fiscal year, and (C) any unreimbursed business expenses or other amounts due from us as of the date of termination. Finally, we must pay to Mr. L. Dickey, upon the final preparation of our audited financial statements for the year of termination, a prorated bonus to reflect the partial year of service.

In the event Mr. L. Dickey voluntarily terminates his employment for good reason, he will forfeit all unvested time-vested restricted shares and performance restricted shares. In the event we terminate Mr. L. Dickey’s employment without cause, 50% of any unvested time-vested restricted shares and performance restricted shares will become immediately and fully vested, and the remaining 50% of any time-vested restricted shares and performance restricted shares will be forfeited. However, if we terminate his employment without cause within six months prior to a change-in-control, then 100% of any issued but unvested restricted shares will become immediately and fully vested.

In the event Mr. L. Dickey’s employment is terminated with cause, or if he terminates his employment without good reason, then we are obligated to pay him only for compensation, bonus payments or unreimbursed expenses that were accrued but unpaid through the date of termination or resignation. Further, Mr. L. Dickey will forfeit all unvested restricted shares.

The agreement cancels and supersedes the Company’s prior employment agreement with Mr. L. Dickey, except with respect to provisions relating to the grant of equity incentives previously granted and with respect to provisions relating to the reduction of Mr. L. Dickey’s February 2000 loan (since repaid), each as previously disclosed. Those provisions, which were set forth in the employment agreement entered into by the Company and Mr. L. Dickey in July 2001, remain in effect according to their original terms and conditions with no changes.

Martin R. Gausvik serves as our Executive Vice President, Treasurer and Chief Financial Officer. Under the terms of his Employment Agreement, dated May 12, 2000, he was entitled to receive an initial annual base salary of $275,000, subject to annual increases of not less than 5.0% during each year of the term of his employment agreement. The agreement provides that Mr. Gausvik may receive an annual bonus of up to 50% of his base salary, half of which is based upon the achievement of Board-approved budgeted revenue and cash flow targets, and half of which is based upon the discretion of our Chief Executive Officer and the Compensation Committee. Mr. Gausvik’s employment agreement had an initial three-year term, which, since that date, has been automatically renewed for successive one-year periods.

Mr. Gausvik’s employment agreement provides that in the event we terminate his employment without cause, or if he terminates his employment for good reason, then, in addition to amounts that he is owed through the date of termination, he will also receive a severance payment equal to his annual base salary as in effect at the time of termination. In addition, any unvested time-vested stock options that would otherwise vest within one year of the date of termination will become exercisable. Finally, in the event that we undergo a change of control, then, in addition to being entitled to receive the severance payments and equity rights that would be due upon a termination without cause, all unvested stock options held by Mr. Gausvik will become immediately exercisable.

Jon G. Pinch serves as our Executive Vice President and Co-Chief Operating Officer. Under the terms of his Employment Agreement, dated December 1, 2000, he was entitled to receive an initial annual base salary of $425,000, subject to merit increases, as the Compensation Committee deems appropriate. The agreement provides that Mr. Pinch may receive an annual bonus of up to $200,000, based upon the achievement of Board-approved budgeted revenue and cash flow targets as adjusted by our Chief Executive Officer and the Compensation Committee in their collective discretion. Mr. Pinch’s employment agreement had a three-year term, which expired on December 1, 2003, and since that date has been automatically renewed for successive one-year periods.

Mr. Pinch’s employment agreement also provides that in the event we terminate his employment without cause, or if he terminates his employment for good reason, then, in addition to amounts that he is owed through the date of termination, he shall also receive a severance payment equal to the greater of (1) two-thirds of his aggregate base salary (at the rate in effect at the time of termination), which would remain payable until the expiration of the employment agreement term, or (2) the amount equal to his annual base salary in effect at the time of termination. In addition, any unvested time-vested stock options that would otherwise vest within one year of the date of termination will become exercisable. Finally, in the event that we undergo a change of control, then, in addition to being entitled to receive the severance payments and equity rights that would be due upon a termination without cause, all unvested stock options held by Mr. Pinch will become immediately exercisable.

John W. Dickey serves as our Executive Vice President and Co-Chief Operating Officer. Under the terms of Mr. J. Dickey’s Employment Agreement, dated January 1, 2001, he was entitled to receive an annual base salary of $375,000 for 2001. Such base salary since been subject to merit increases, as the Compensation Committee has deemed appropriate. The agreement provides that Mr. J. Dickey may receive a bonus of up to 50% of his base salary, half of which is based upon the achievement of Board-approved budgeted revenue and cash flow targets, and half of which is based upon the collective discretion of our Chief Executive Officer and the Compensation Committee. The initial term of Mr. J. Dickey’s employment agreement expired on January 1, 2003, and since that date has been automatically renewed for successive one-year periods.

Mr. J. Dickey’s agreement also provides that in the event we terminate his employment without cause, or if he terminates his employment for good reason, then, in addition to amounts that he is owed through the date of termination, he shall also receive a severance payment equal to the greater of (1) two-thirds of the aggregate base salary payments (at the rate in effect at the time of termination) that would remain payable until the expiration of the employment agreement term, or (2) the amount equal to his annual base salary in effect at the time of termination. In addition, any unvested time-vested stock options that would otherwise vest within one year of the date of termination will become exercisable. Finally, in the event we undergo a change of control, then, in addition to being entitled to receive the severance payments and equity rights that would be due upon a termination without cause, all unvested stock options held by Mr. J. Dickey will become immediately exercisable.

Compensation Committee Interlocks and Insider Participation

During 2007, Eric P. Robison (Chairman), Robert H. Sheridan, III, and Holcombe T. Green, Jr., none of whom are our officers or employees, were members of the Compensation Committee of our Board, which determines, or makes recommendations with respect to, compensation matters for our executive officers. None of the Compensation Committee members serve as members of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board offers this report regarding the Company’s audited financial statements contained in its annual report on Form 10-K for the year ended December 31, 2007, and regarding certain matters with respect to KPMG LLP, the Company’s independent auditors for the fiscal year ended December 31, 2007. This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing with the SEC by the Company, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed to be filed with the SEC.

The Audit Committee has reviewed and discussed with the Company’s management and with KPMG LLP, its independent auditors for the fiscal year ended December 31, 2007, the Company’s audited financial statements contained in its annual report on Form 10-K for the year ended December 31, 2007. The Audit Committee has also discussed with KPMG LLP the matters required to be discussed pursuant to SAS No. 61, Codification of Statements on Auditing Standards, Communication with Audit Committees.

The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with KPMG LLP its independence. The Audit Committee has also considered whether the provision of certain non-audit services to the Company by KPMG LLP is compatible with maintaining its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the Securities and Exchange Commission.

The Audit Committee of the Board of Directors:

Robert H. Sheridan, III, Chairman
Ralph B. Everett
Holcombe T. Green, Jr.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Board recognizes that related person transactions present a heightened risk of conflicts of interest. The Audit Committee has been delegated the authority to review and approve all related party transactions involving directors or executive officers of the Company. Generally, a “related person transaction” is a transaction in which we are a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest. “Related persons” include (a) our executive officers, directors, and holders of more than 5% of our common stock, and any of their immediate family members.

Under the policy, when management becomes aware of a related person transaction, management reports the transaction to the Audit Committee and requests approval or ratification of the transaction. Generally, the Audit Committee will approve only related party transactions that are on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third person. The Audit Committee will report to the full Board all related person transactions presented to it.

The related party transactions described in “— Transactions with Management and Others” below were approved by a special committee of independent directors (which included all of the members of the Audit Committee), formed expressly for the consideration of the described transactions:

Transactions with Management and Others

Agreement and Plan of Merger

On May 11, 2008, we, Cloud Acquisition Corporation, a Delaware corporation (“Parent”), and Cloud Merger Corporation, a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), entered into a Termination Agreement and Release (the “Termination Agreement”) to terminate the Agreement and Plan of Merger, dated July 23, 2007, among us, Parent and Merger Sub (the “Merger Agreement”), pursuant to which Merger Sub would have been merged with and into us, and as a result we would have continued as the surviving corporation and a wholly owned subsidiary of Parent.

Parent is owned by an investor group consisting of Lewis W. Dickey, Jr., the Company’s Chairman, President and Chief Executive Officer, his brother John W. Dickey, the Company’s Executive Vice President and Co-Chief Operating Officer, other members of their family, and an affiliate of Merrill Lynch Global Private Equity.

As a result of the termination of the Merger Agreement, and in accordance with its terms, the investor group paid us a termination fee of $15 million. In addition, our voting agreements regarding the merger with L. Dickey, J. Dickey and other members of the Dickey family, and with two Bank of America N.A. affiliates, were terminated upon the termination of the Merger Agreement in accordance with their terms.

CODE OF ETHICS

We have adopted a Code of Business Conduct and Ethics, referred to as our Code of Ethics, that applies to all of our employees, executive officers and directors and meets the requirements of the rules of the SEC and the NASDAQ Rules. The Code of Ethics is available on our website, www.cumulus.com, or can be obtained without charge by written request to Richard S. Denning, Corporate Secretary, at our principal executive offices. If we make any substantive amendments to this Code of Ethics, or if our Board grants any waiver, including any implicit waiver, from a provision thereof to our executive officers or directors, we will disclose the nature of such amendment or waiver, the name of the person to whom the waiver was granted and the date of the waiver in a current report on Form 8-K.

SUBMISSION OF STOCKHOLDER PROPOSALS

In accordance with the rules of the Securities and Exchange Commission, if you wish to submit a proposal to be brought before the 2009 annual meeting of stockholders, we must receive your proposal by not later than December 15, 2008, in order to be included in our proxy materials relating to that meeting. Stockholder proposals must be accompanied by certain information concerning the proposal and the stockholder submitting it. Proposals should be directed to Richard S. Denning, Corporate Secretary, at our principal executive offices, 3280 Peachtree Road, N.W., Suite 2300, Atlanta, Georgia 30305. To avoid disputes as to the date of receipt, it is suggested that any stockholder proposal be submitted by certified mail, return receipt requested.

In addition, for any proposal to be submitted by a stockholder for a vote at the 2009 annual meeting of stockholders, whether or not submitted for inclusion in our proxy statement, we must receive advance notice of such proposal not later than February 1, 2009. The proxy to be solicited on behalf of our Board for the 2009 annual meeting of stockholders may confer discretionary authority to vote on any such proposal received after that date.

EXHIBIT A

CUMULUS MEDIA INC.

2008 Equity Incentive Plan

1.  Purpose.  The purpose of the 2008 Equity Incentive Plan is to attract and retain non-employee directors, officers, key employees and consultants of Cumulus Media Inc., a Delaware corporation, and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.

2.  Definitions.  As used in this Plan,

(a) “Appreciation Right” means a right granted pursuant to Section 5 or Section 9 of this Plan, and will include both Tandem Appreciation Rights and Free-Standing Appreciation Rights.

(b) “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right and a Tandem Appreciation Right.

(c) “Board” means the Board of Directors of the Company and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 13 of this Plan, such committee (or subcommittee).

(d) “Change in Control” has the meaning set forth in Section 14 of this Plan.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(f) “Common Shares” means the shares of Class A common stock, par value $0.01 per share, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 12 of this Plan.

(g) “Company” means Cumulus Media Inc., a Delaware corporation.

(h) “Covered Employee” means a Participant who is, or is determined by the Board to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).

(i) “Date of Grant” means the date specified by the Board on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units or other awards contemplated by Section 10 of this Plan, or a grant or sale of Restricted Stock, Restricted Stock Units, or other awards contemplated by Section 10 of this Plan will become effective (which date will not be earlier than the date on which the Board takes action with respect thereto).

(j) “Detrimental Activity” means:

(i) Engaging in any activity, as an employee, principal, agent, or consultant for another entity that competes with the Company in any actual, researched, or prospective product, service, system, or business activity for which the Participant has had any direct responsibility during the last two years of his or her employment with the Company or a Subsidiary, in any territory in which the Company or a Subsidiary sells, markets, services, or utilizes such product, service, or system, or engages in such business activity.

(ii) Soliciting any employee of the Company or a Subsidiary to terminate his or her employment with the Company or a Subsidiary.

(iii) The disclosure to anyone outside the Company or a Subsidiary, or the use in other than the Company’s or a Subsidiary’s business, without prior written authorization from the Company, of any confidential, proprietary or trade secret information or material relating to the business of the Company and its Subsidiaries, acquired by the Participant during his or her employment with the Company or its Subsidiaries or while acting as a director of or consultant for the Company or its Subsidiaries thereafter.

(iv) The failure or refusal to disclose promptly and to assign to the Company upon request all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company and any Subsidiary, relating in any manner to the actual or anticipated business, research or development work of the Company or any Subsidiary or the failure or refusal to do anything reasonably necessary to enable the Company or any Subsidiary to secure a patent where appropriate in the United States and in other countries.

(v) Activity that results in Termination for Cause. For the purposes of this Section, “Termination for Cause” shall mean a termination:

(A) due to the Participant’s willful and continuous gross neglect of his or her duties for which he or she is employed, or

(B) due to an act of dishonesty on the part of the Participant resulting or intended to result, directly or indirectly, in his or her gain for personal enrichment at the expense of the Company or a Subsidiary.

(vi) Any other conduct or act determined to be injurious, detrimental or prejudicial to any significant interest of the Company or any Subsidiary unless the Participant acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company.

(k) “Director” means a member of the Board of Directors of the Company.

(l) “Effective Date” means the date that this Plan is approved by the shareholders of the Company.

(m) “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Board that sets forth the terms and conditions of the awards granted. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Board, need not be signed by a representative of the Company or a Participant.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(o) “Existing Plans” means the Cumulus Media Inc. 1998 Executive Stock Incentive Plan, the Cumulus Media Inc. 1998 Employee Stock Incentive Plan, the Cumulus Media Inc. 1999 Stock Incentive Plan, the Cumulus Media Inc. 1999 Executive Stock Incentive Plan, the Cumulus Media Inc. 2000 Stock Incentive Plan, the Cumulus Media Inc. 2002 Stock Incentive Plan, and the Amended and Restated 2004 Equity Incentive Plan.

(p) “Free-Standing Appreciation Right” means an Appreciation Right granted pursuant to Section 5 or Section 9 of this Plan that is not granted in tandem with an Option Right.

(q) “Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

(r) “Management Objectives” means one or more measurable performance objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Board, Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, dividend credits or other awards pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed. The Management Objectives may be made relative to the performance of other companies. The Management Objectives applicable to any Qualified Performance-Based Award to a Covered Employee will be based on specified levels of or growth in one or more of the following criteria:

(i) Profits (e.g., operating income, EBIT, EBT, net income, earnings per share, residual or economic earnings, economic profit — these profitability metrics could be measured or subject to GAAP definition);

(ii) Cash Flow (e.g., EBITDA, free cash flow, free cash flow with or without specific capital expenditure target or range, including or excluding divestments and/or acquisitions, total cash flow, cash flow in excess of cost of capital or residual cash flow or cash flow return on investment);

(iii) Returns (e.g., Profits or Cash Flow returns on: assets, invested capital, net capital employed, and equity);

(iv) Working Capital (e.g., working capital divided by sales, days’ sales outstanding, days’ sales inventory, and days’ sales in payables);

(v) Profit Margins (e.g., Profits divided by revenues, gross margins and material margins divided by revenues, and material margin divided by sales pounds);

(vi) Liquidity Measures (e.g., debt-to-capital, debt-to-EBITDA, total debt ratio);

(vii) Sales Growth, Gross Margin Growth, Cost Initiative and Stock Price Metrics (e.g., revenues, revenue growth, revenue growth outside the United States, gross margin and gross margin growth, material margin and material margin growth, stock price appreciation, total return to shareholders, sales and administrative costs divided by sales, and sales and administrative costs divided by profits); and

(viii) Strategic Initiative Key Deliverable Metrics consisting of one or more of the following: product development, strategic partnering, research and development, vitality index, market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures.

If the Board determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Board may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Board deems appropriate and equitable, except in the case of a Qualified Performance-Based Award where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Board will not make any modification of the Management Objectives or minimum acceptable level of achievement with respect to such Covered Employee.

(s) “Market Value per Share” means as of any particular date the closing sale price of the Common Shares as reported on the Nasdaq Stock Market or, if not listed on such exchange, on any other national securities exchange on which the Common Shares are listed. If the Common Shares are not traded as of any given date, the Market Value per Share means the closing price for the Common Shares on the principal exchange on which the Common Shares are traded for the immediately preceding date on which the Common Shares were traded. If there is no regular public trading market for the Common Shares, the Market Value per Share of the Common Shares shall be the fair market value of the Common Shares as determined in good faith by the Board. The Board is authorized to adopt another fair market value pricing method, provided such method is stated in the Evidence of Award, and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

(t) “Non-Employee Director” means a person who is a “Non-Employee Director” of the Company within the meaning of Rule 16b-3 of the Securities and Exchange Commission promulgated under the Exchange Act.

(u) “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

(v) “Option Price” means the purchase price payable on exercise of an Option Right.

(w) “Option Right” means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 or Section 9 of this Plan.

(x) “Participant” means a person who is selected by the Board to receive benefits under this Plan and who is at the time an officer, key employee or consultant of the Company or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities within 90 days of the Date of Grant, and will also include each Non-Employee Director who receives Common Shares or an award of Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units or other awards under this Plan.

The term “Participant” shall also include any person who provides services to the Company or a Subsidiary that are equivalent to those typically provided by an employee.

(y) “Performance Period” means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Performance Share or Performance Unit are to be achieved.

(z) “Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8 of this Plan.

(aa) “Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Board.

(bb) “Plan” means this Cumulus Media Inc. 2008 Equity Incentive Plan.

(cc) “Qualified Performance-Based Award” means any award or portion of an award that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code.

(dd) “Restricted Stock” means Common Shares granted or sold pursuant to Section 6 or Section 9 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 6 or 9 has expired.

(ee) “Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 or Section 9 of this Plan.

(ff) “Restricted Stock Unit” means an award made pursuant to Section 7 or Section 9 of this Plan of the right to receive Common Shares or cash at the end of a specified period.

(gg) “Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised, or on the date when Option Rights are surrendered in payment of the Option Price of other Option Rights, over the Option Price or Base Price provided for in the related Option Right or Free-Standing Appreciation Right, respectively.

(hh) “Subsidiary” means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

(ii) “Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 5 or Section 9 of this Plan that is granted in tandem with an Option Right.

3.  Shares Available Under the Plan.

(a) Maximum Shares Available Under Plan.

(i) Subject to adjustment as provided in Section 12 of this Plan, the number of Common Shares that may be issued or transferred (A) upon the exercise of Option Rights or Appreciation Rights, (B) in payment of Restricted Stock and released from substantial risks of forfeiture thereof, (C) in payment of Restricted Stock Units, (D) in payment of Performance Shares or Performance Units that have been earned, (E) as awards to Non-Employee Directors, (F) as awards contemplated by Section 10 of this Plan, or (G) in payment of dividend equivalents paid with respect to awards made under the Plan, will not exceed in the aggregate 4,000,000 Common Shares. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(ii) Common Shares covered by an award granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant and, therefore, the total number of shares available under the Plan as of a given date shall not be reduced by any shares relating to prior awards that have expired or have been forfeited or cancelled, and upon payment in cash of the benefit provided by any award granted under the Plan, any Common Shares that were covered by that award will be available for issue or transfer hereunder. Notwithstanding anything to the contrary contained herein: (A) if Common Shares are tendered or otherwise used in payment of the Option Price of an Option Right, the total number of shares covered by the Option Right being exercised shall reduce the aggregate plan limit described above; (B) Common Shares withheld by the Company to satisfy the tax withholding obligation shall count against the aggregate plan limit described above; and (C) the number of Common Shares covered by an Appreciation Right, to the extent that it is exercised and settled in Common Shares, and whether or not shares are actually issued to the Participant upon exercise of the Appreciation Right, shall be considered issued or transferred pursuant to the Plan. In the event that the Company repurchases shares with Option Right proceeds, those shares will not be added to the aggregate plan limit described above. If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for Common Shares based on fair market value, such Common Shares will not count against the aggregate plan limit described above.

(b) Life of Plan Limits.  Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary, and subject to adjustment as provided in Section 12 of this Plan:

(i) The aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 3,000,000 Common Shares; and

(ii) Awards will not be granted under Section 9 or Section 10 of the Plan to the extent they would involve the issuance of more than 500,000 shares in the aggregate.

(c) Individual Participant Limits.  Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary, and subject to adjustment as provided in Section 12 of this Plan:

(i) No Participant will be granted Option Rights or Appreciation Rights, in the aggregate, for more than 500,000 Common Shares during any calendar year;

(ii) No Participant will be granted Qualified Performance Based Awards of Restricted Stock, Restricted Stock Units, Performance Shares or other awards under Section 10 of this Plan, in the aggregate, for more than 400,000 Common Shares during any calendar year; and

(iii) In no event will any Participant in any calendar year receive a Qualified Performance-Based Award of Performance Units having an aggregate maximum value as of their respective Dates of Grant in excess of $3,000,000.

4.  Option Rights.  The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of options to purchase Common Shares. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions:

(a) Each grant will specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(b) Each grant will specify an Option Price per share, which may not be less than the Market Value per Share on the Date of Grant.

(c) Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Optionee (or other consideration authorized pursuant to Section 4(d)) having a value at the time of exercise equal to the total Option Price, (iii) by a combination of such methods of payment, or (iv) by such other methods as may be approved by the Board.

(d) To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

(e) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(f) Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable; provided, however, that Option Rights may not become exercisable by the passage of time sooner than one-third per year over three years. A grant of Option Rights may provide for the earlier exercise of such Option Rights in the event of the retirement, death or disability of a Participant, or a Change in Control.

(g) Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights; provided, however, that Option Rights that become exercisable upon the achievement of Management Objectives may not become exercisable sooner than one year from the Date of Grant.

(h) Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

(i) To the extent permitted by Section 409A of the Code, the Board may at the Date of Grant of any Option Rights, provide for the payment of dividend equivalents to the Optionee on either a current or deferred or contingent basis, either in cash or in additional Common Shares.

(j) The exercise of an Option Right will result in the cancellation on a share- for-share basis of any Tandem Appreciation Right authorized under Section 5 of this Plan.

(k) No Option Right will be exercisable more than 10 years from the Date of Grant.

(l) The Board reserves the discretion at or after the Date of Grant to provide for (i) the payment of a cash bonus at the time of exercise, (ii) the availability of a loan at exercise, and (iii) the right to tender in satisfaction of the Option Price nonforfeitable, unrestricted Common Shares, which are already owned by the Optionee and have a value at the time of exercise that is equal to the Option Price.

(m) The Board may substitute, without receiving Participant permission, Appreciation Rights payable only in Common Shares (or Appreciation Rights payable in Common Shares or cash, or a combination of both, at the Board’s discretion) for outstanding Options; provided, however, that the terms of the substituted Appreciation Rights are substantially the same as the terms for the Options and the difference between the Market Value Per Share of the underlying Common Shares and the Base Price of the Appreciation Rights is equivalent to the difference between the Market Value Per Share of the underlying Common Shares and the Option Price of the Options. If, in the opinion of the Company’s auditors, this provision creates adverse accounting consequences for the Company, it shall be considered null and void.

(n) Each grant of Option Rights will be evidenced by an Evidence of Award. Each Evidence of Award shall be subject to the Plan and shall contain such terms and provisions as the Board may approve.

5.  Appreciation Rights.

(a) The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting (i) to any Optionee, of Tandem Appreciation Rights in respect of Option Rights granted hereunder, and (ii) to any Participant, of Free-Standing Appreciation Rights. A Tandem Appreciation Right will be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Company an amount determined by the Board, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. A Free-Standing Appreciation Right will be a right of the Participant to receive from the Company an amount determined by the Board, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.

(b) Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(i) Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

(ii) Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Board at the Date of Grant.

(iii) Any grant may specify waiting periods before exercise and permissible exercise dates or periods; provided, however, that Appreciation Rights may not become exercisable by the passage of time sooner than one-third per year over three years.

(iv) Any grant may specify that such Appreciation Right may be exercised only in the event of, or earlier in the event of, the retirement, death or disability of a Participant, or a Change in Control, as may be defined in an Evidence of Award.

(v) Any grant may provide for the payment to the Participant of dividend equivalents thereon in cash or Common Shares on a current, deferred or contingent basis.

(vi) Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Appreciation Rights; provided, however, that Option Rights that become exercisable upon the achievement of Management Objectives may not become exercisable sooner than one year from the Date of Grant.

(vii) Each grant of Appreciation Rights will be evidenced by an Evidence of Award, which Evidence of Award will describe such Appreciation Rights, identify the related Option Rights (if applicable), and contain such other terms and provisions, consistent with this Plan, as the Board may approve.

(c) Any grant of Tandem Appreciation Rights will provide that such Tandem Appreciation Rights may be exercised only at a time when the related Option Right is also exercisable and at a time when the Spread is positive, and by surrender of the related Option Right for cancellation.

(d) Regarding Free-Standing Appreciation Rights only:

(i) Each grant will specify in respect of each Free-Standing Appreciation Right a Base Price, which will be equal to or greater than the Market Value per Share on the Date of Grant;

(ii) Successive grants may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised; and

(iii) No Free-Standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

6.  Restricted Stock.  The Board may, from time to time and upon such terms and conditions as it may determine, also authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each such grant or sale will constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c) Each such grant or sale will provide that the Restricted Stock covered by such grant or sale that vests upon the passage of time will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Board at the Date of Grant or upon achievement of Management Objectives referred to in subparagraph (e) below. If the elimination of restrictions is based only on the passage of time rather than the achievement of Management Objectives, the period of time will be no shorter than three years, except that the restrictions may be removed ratably during the three-year period, on an annual basis, as determined by the Board at the Date of Grant. Notwithstanding the foregoing sentence, the period of time for the elimination of restrictions for any Restricted Stock issued pursuant to the one-time option exchange program described in Section 18(b) of this Plan may be less than three years.

(d) Each such grant or sale will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Board at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).

(e) Any grant of Restricted Stock may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Stock; provided, however, that, notwithstanding subparagraph (c) above, restrictions relating to Restricted Stock that vests upon the achievement of Management Objectives, may not terminate sooner than one year from the Date of Grant. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of Restricted Stock on which restrictions will terminate if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives.

(f) Notwithstanding anything to the contrary contained in this Plan, any grant or sale of Restricted Stock may provide for the earlier termination of restrictions on such Restricted Stock in the event of the retirement, death or disability of a Participant, or a Change in Control, as may be defined in an Evidence of Award.

(g) Any such grant or sale of Restricted Stock may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional shares of Restricted Stock, which may be subject to the same restrictions as the underlying award.

(h) Each grant or sale of Restricted Stock will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Board may approve. Unless otherwise directed by the Board, (i) all certificates representing shares of Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares, or (ii) all shares of Restricted Stock will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such shares of Restricted Stock.

7.  Restricted Stock Units.  The Board may, from time to time and upon such terms and conditions as it may determine, also authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions:

(a) Each such grant or sale will constitute the agreement by the Company to deliver Common Shares or cash to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Board may specify. If a grant of Restricted Stock Units specifies that the

Restriction Period will terminate only upon the achievement of Management Objectives then, notwithstanding anything to the contrary contained in subparagraph (c) below, such Restriction Period may not terminate sooner than one year from the Date of Grant. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of Restricted Stock on which restrictions will terminate if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c) If the Restriction Period lapses only by the passage of time rather than the achievement of Management Objectives as provided in subparagraph (a) above, each such grant or sale will be subject to a Restriction Period of not less than three years, except that a grant or sale may provide that the Restriction Period will expire ratably during the three-year period, on an annual basis, as determined by the Board at the Date of Grant. Notwithstanding the foregoing sentence, the Restriction Period for any Restricted Stock Units issued pursuant to the one-time option exchange program described in Section 18(b) of this Plan may be less than three years.

(d) Notwithstanding anything to the contrary contained in this Plan, any grant or sale of Restricted Stock Units may provide for the earlier lapse or modification of the Restriction Period in the event of the retirement, death or disability of a Participant, or a Change in Control, as may be defined in an Evidence of Award.

(e) During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Restricted Stock Units and will have no right to vote them, but the Board may at the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on either a current, deferred or contingent basis, either in cash or in additional Common Shares.

(f) Each grant or sale of Restricted Stock Units will specify the time and manner of payment of the Restricted Stock Units that have been earned. Each grant or sale will specify that the amount payable with respect thereto will be paid by the Company in Common Shares.

(g) Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Board may approve.

8.  Performance Shares and Performance Units.  The Board may, from time to time and upon such terms and conditions as it may determine, also authorize the granting of Performance Shares and Performance Units that will become payable to a Participant upon achievement of specified Management Objectives during the Performance Period. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each grant will specify the number of Performance Shares or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment will be made in the case of a Qualified Performance-Based Award where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

(b) The Performance Period with respect to each Performance Share or Performance Unit will be such period of time (not less than one year), commencing with the Date of Grant as will be determined by the Board at the time of grant which may be subject to earlier lapse or other modification in the event of the retirement, death or disability of a Participant, or a Change in Control, as may be defined in an Evidence of Award.

(c) Any grant of Performance Shares or Performance Units will specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives. The grant of Performance Shares or Performance Units will specify that, before the Performance Shares or Performance Units will be earned and paid, the Board must certify that the Management Objectives have been satisfied.

(d) Each grant will specify the time and manner of payment of Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

(e) Any grant of Performance Shares or Performance Units may specify that the amount payable or the number of Common Shares issued with respect thereto may not exceed maximums specified by the Board at the Date of Grant.

(f) The Board may at the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof on either a current, deferred or contingent basis, either in cash or in additional Common Shares.

(g) Each grant of Performance Shares or Performance Units will be evidenced by an Evidence of Award and will contain such other terms and provisions, consistent with this Plan, as the Board may approve.

9.  Awards to Non-Employee Directors.  The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Non-Employee Directors of Option Rights, Appreciation Rights or other awards contemplated by Section 10 of this Plan and may also authorize the grant or sale of Common Shares, Restricted Stock or Restricted Stock Units to Non-Employee Directors. Each grant of an award to a Non-Employee Director will be upon such terms and conditions as approved by the Board, will not be required to be subject to any minimum vesting period, and will be evidenced by an Evidence of Award in such form as will be approved by the Board. Each grant will specify in the case of an Option Right, an Option Price per share, and in the case of a Free-Standing Appreciation Right, a Base Price per share, which will not be less than the Market Value per Share on the Date of Grant. Each Option Right and Free-Standing Appreciation Right granted under the Plan to a Non-Employee Director will expire not more than 10 years from the Date of Grant and will be subject to earlier termination as hereinafter provided. If a Non-Employee Director subsequently becomes an employee of the Company or a Subsidiary while remaining a member of the Board, any award held under this Plan by such individual at the time of such commencement of employment will not be affected thereby. Non-Employee Directors, pursuant to this Section 9, may be awarded, or may be permitted to elect to receive, pursuant to procedures established by the Board, all or any portion of their annual retainer, meeting fees or other fees in Common Shares, Restricted Stock, Restricted Stock Units or other awards under the Plan in lieu of cash.

10.  Other Awards.

(a) The Board may, subject to limitations under applicable law, grant to any Participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Board, and awards valued by reference to the book value of Common Shares or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company. The Board shall determine the terms and conditions of such awards. Common Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, cash, Common Shares, other awards, notes or other property, as the Board shall determine.

(b) Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 10 of this Plan.

(c) The Board may grant Common Shares as a bonus, or may grant other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Board in a manner that complies with Section 409A of the Code.

(d) Shared-based awards pursuant to this Section 10 are not required to be subject to any minimum vesting period.

11.  Transferability.

(a) Except as otherwise determined by the Board, no Option Right, Appreciation Right or other derivative security granted under the Plan shall be transferable by the Participant except by will or the laws of descent and distribution, and in no event shall any such award granted under this Plan be transferred for value. Except as otherwise determined by the Board, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.

(b) The Board may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer.

12.  Adjustments.

(a) The Board shall make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights, Appreciation Rights, Restricted Stock Units, Performance Shares and Performance Units granted hereunder and, if applicable, in the number of Common Shares covered by other awards granted pursuant to Section 10 hereof, in the Option Price and Base Price provided in outstanding Appreciation Rights, and in the kind of shares covered thereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Board, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code.

(b) In addition, for each Option Right or Appreciation Right with an Option Price or Base Price greater than the consideration offered in connection with any such termination or event or Change in Control, the Board may in its sole discretion elect to cancel such Option Right or Appreciation Right without any payment to the person holding such Option Right or Appreciation Right. The Board shall also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 12; provided, however, that any such adjustment to the number specified in Section 3(c)(i) will be made only if and to the extent that such adjustment would not cause any option intended to qualify as an Incentive Stock Option to fail so to qualify.

13.  Administration of the Plan.

(a) This Plan will be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to the Compensation Committee of the Board (or a subcommittee thereof), as constituted from time to time. To the extent of any such delegation, references in this Plan to the Board will be deemed to be references to such committee or subcommittee. A majority of the committee (or subcommittee) will constitute a quorum, and the action of the members of the committee (or subcommittee) present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the committee (or subcommittee).

(b) The interpretation and construction by the Board of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or other awards pursuant to Section 10 of this Plan and any determination by the Board pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Board will be liable for any such action or determination made in good faith.

(c) The Board or, to the extent of any delegation as provided in Section 13(a), the committee, may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Board, the committee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Board, the committee or such person may have under the Plan. The Board or the committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Board or the committee: (i) designate employees to be recipients of awards under this Plan; (ii) determine the size of any such awards; provided, however, that (A) the Board or the committee shall not delegate such responsibilities to any such officer for awards granted to an employee who is an officer, Director, or more than 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization sets forth the total number of Common Shares such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Board or the committee, as the case may be, regarding the nature and scope of the awards granted pursuant to the authority delegated.

14.  Change in Control.  For purposes of this Plan, except as may be otherwise prescribed by the Board in an agreement evidencing a grant or award made under the Plan, a “Change in Control” shall mean the occurrence of any of the following events:

(a) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any “Person” or “Group” of related persons (as such terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934),

(b) the adoption of a plan relating to the liquidation or dissolution of the Company,

(c) the consummation of any transaction (including, without limitation, any purchase, sale, acquisition, disposition, merger or consolidation) the result of which is that any Person or Group becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act of 1934, but excluding, for this purpose, any options to purchase equity securities of the Company held by such Person or Group) of more than 50% of the aggregate voting power of all classes of capital stock of the Company having the right to elect directors under ordinary circumstances,

(d) the first day on which a majority of the members of the Board are not Continuing Directors, or

(e) such other event as the Board may determine by express resolution to constitute a Change in Control for purposes of this Plan.

“Continuing Directors” means, as of any date of determination, any member of the Board who (i) was a member of the Board on the date this plan is approved by the Company’s stockholders or (ii) was nominated for election or elected to the Board with the approval of (a) two-thirds of the Continuing Directors who were members of the Board at the time of such nomination or election or (b) two-thirds of those Directors who were previously approved by Continuing Directors.

15.  Detrimental Activity.  Any Evidence of Award may provide that if a Participant, either during employment by the Company or a Subsidiary or within a specified period after termination of such employment, shall engage in any Detrimental Activity, and the Board shall so find, forthwith upon notice of such finding, the Participant shall:

(a) Forfeit any award granted under the Plan then held by the Participant;

(b) Return to the Company, in exchange for payment by the Company of any amount actually paid therefor by the Participant, all Common Shares that the Participant has not disposed of that were offered pursuant to this Plan within a specified period prior to the date of the commencement of such Detrimental Activity, and

(c) With respect to any Common Shares so acquired that the Participant has disposed of, pay to the Company in cash the difference between:

(i) Any amount actually paid therefor by the Participant pursuant to this Plan, and

(ii) The Market Value per Share of the Common Shares on the date of such acquisition.

To the extent that such amounts are not paid to the Company, the Company may set off the amounts so payable to it against any amounts that may be owing from time to time by the Company or a Subsidiary to the Participant, whether as wages, deferred compensation or vacation pay or in the form of any other benefit or for any other reason.

16.  Non U.S. Participants.  In order to facilitate the making of any grant or combination of grants under this Plan, the Board may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of this Plan (including without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

17.  Withholding Taxes.  To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of Common Shares, and such Participant fails to make arrangements for the payment of tax, the Company may withhold such Common Shares having a value equal to the amount required to be withheld. To the extent permitted by the Board, when a Participant is required to pay the Company an amount required to be withheld under applicable income and employment tax laws, the Participant may elect to satisfy the obligation, in whole or in part, by electing to have withheld, from the shares required to be delivered to the Participant, Common Shares having a value equal to the amount required to be withheld, or by delivering to the Company other Common Shares held by such Participant. The shares used for tax withholding will be valued at an amount equal to the Market Value per Share of such Common Shares on the date the benefit is to be included in Participant’s income. In no event shall the Market

Value per Share of the Common Shares to be withheld and delivered pursuant to this Section to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld. Participants shall also make such arrangements as the Company may require for the payment of any withholding tax obligation that may arise in connection with the disposition of Common Shares acquired upon the exercise of Option Rights.

18.  Amendments, Etc.

(a) The Board may at any time and from time to time amend the Plan in whole or in part; provided, however, that if an amendment to the Plan (i) would materially increase the benefits accruing to participants under the Plan, (ii) would materially increase the number of securities which may be issued under the Plan, (iii) would materially modify the requirements for participation in the Plan or (iv) must otherwise be approved by the shareholders of the Company in order to comply with applicable law or the rules of the Nasdaq Stock Market or, if the Common Shares are not traded on the Nasdaq Stock Market, the principal national securities exchange upon which the Common Shares are traded or quoted, then, such amendment will be subject to shareholder approval and will not be effective unless and until such approval has been obtained.

(b) Except in connection with a corporate transaction or event described in Section 12 of this Plan, the terms of awards outstanding under the Plan may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, or cancel outstanding Option Rights or Appreciation Rights in exchange for cash, other awards or Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, without shareholder approval. Notwithstanding the preceding sentence, the Board, without future shareholder approval, may institute a one-time option exchange program whereby Option Rights outstanding under the Existing Plans may be surrendered in exchange for a lesser number of shares of Restricted Stock and/or Restricted Stock Units and/or Option Rights to be awarded under this Plan under terms and conditions determined by the Board. Further, for any Restricted Stock or Restricted Stock Units issued pursuant to such one-time option exchange program, the minimum vesting periods described in the second sentence of Section 6(c) of this Plan and the first sentence of Section 7(c) of this Plan shall not apply.

(c) If permitted by Section 409A of the Code and Section 162(m) in the case of a Qualified Performance-Based Award, in case of termination of employment by reason of death, disability or normal or early retirement, or in the case of unforeseeable emergency or other special circumstances, of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any shares of Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Performance Shares or Performance Units which have not been fully earned, or any other awards made pursuant to Section 10 subject to any vesting schedule or transfer restriction, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 11(b) of this Plan, the Board may, in its sole discretion, accelerate the time at which such Option Right, Appreciation Right or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

(d) Subject to Section 18(b) hereof, the Board may amend the terms of any award theretofore granted under this Plan prospectively or retroactively, but subject to Section 12 above, no such amendment shall impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

19.  Compliance with Section 409A of the Code.

(a) To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the

Code do not apply to the Participants. This Plan and any grants made hereunder shall be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b) Neither a Participant nor any of a Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its affiliates.

(c) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the first business day of the seventh month after such six-month period.

(d) Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

20.  Governing Law.  The Plan and all grants and awards and actions taken thereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Georgia.

21.  Effective Date/Termination.  This Plan will be effective as of the Effective Date. No grant will be made under this Plan more than 10 years after the date on which this Plan is first approved by the shareholders of the Company, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.

22.  Miscellaneous.

(a) The Company will not be required to issue any fractional Common Shares pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

(b) This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(c) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

(d) No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Board, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(e) Absence or leave approved by a duly constituted officer of the Company or any of its Subsidiaries shall not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder, except that no awards may be granted to an employee while he or she is absent on leave.

(f) No Participant shall have any rights as a stockholder with respect to any shares subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.

(g) The Board may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(h) If any provision of the Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any award under any law deemed applicable by the Board, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Board, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

FORM OF PROXY CARD
CUMULUS MEDIA INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned appoints Lewis W. Dickey, Jr. and Martin R. Gausvik, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and vote, as designated below, all of the shares of stock of Cumulus Media Inc. held of record by the undersigned on October 10, 2008, at the annual meeting of stockholders of Cumulus Media Inc. to be held on November 19, 2008, and at any and all adjournments or postponements thereof.
MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF PROPOSALS 1, 2, 3, AND 4. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, AND 4.
Please vote, sign, date and return the proxy card promptly using the enclosed envelope.
(Continued, and to be signed, on the other side)

CUMULUS MEDIA INC.	PROXY
1.	Proposal to reelect Lewis W. Dickey, Jr. as the Class III Director:

☐ FOR the nominee listed	☐ WITHHOLD authority to vote for nominee
2.	Proposal to amend the Company’s Amended and Restated Certificate of Incorporation, as amended, to provided for the annual election of all members of the Board of Directors:
☐ FOR      ☐ AGAINST     ☐ ABSTAIN
3.	Proposal to approve the Company’s 2008 Equity Incentive Plan:
☐ FOR      ☐ AGAINST     ☐ ABSTAIN
4.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2008:
☐ FOR      ☐ AGAINST     ☐ ABSTAIN
5.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

Dated: , 2008

Signature

Signature

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing in a fiduciary or representative capacity, give full title as such.